As filed with the Securities and Exchange Commission on March 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Chungui International BioTech Group Co., Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

Cayman Islands	8090	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006,

Cayman Islands

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy the securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED March 12, 2026

Chungui International BioTech Group Co., Ltd.

3,000,000 Ordinary Shares

This is an initial public offering of the Ordinary Shares of Chungui International BioTech Group Co., Ltd.. We are offering 3,000,000 Ordinary Shares.

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price is expected to be $5.00 per share. We plan to list our Ordinary Shares on Nasdaq Capital Market under the symbol “CQFT”.

We are an “emerging growth company” and a “foreign private issuer” as defined under the Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company,” “Prospectus Summary - Implications of Being a Foreign Private Issuer” and “Prospectus Summary - Implications of Being a Controlled Company.”

Investors in our Ordinary Shares are not purchasing equity securities of our subsidiaries that have substantive business operations, but instead are purchasing equity securities of a Cayman Islands holding company. A holding company that conducts its business operations primarily through a series of subsidiaries in Mainland China. This structure involves unique risks to investors. For a detailed discussion of the associated risks, see “Prospectus Summary — Holding Company Structure” and “Prospectus Summary — Certain Risks Associated with Our Corporate Structure.” Throughout this prospectus, unless the context indicates otherwise, “CQFT” refers to Chungui International BioTech Group Co., Ltd., the holding company, and “we,” “us,” “our company” or “our” refer to Chungui International BioTech Group Co., Ltd. and its subsidiaries as a group.

We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in mainland China and the complex and evolving PRC laws and regulations. For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions and oversight on data security. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

We have conducted a regulatory review with the Office of Cybersecurity Review. As of the date of this prospectus, these new laws and guidelines have not affected our ability to conduct our business, accept foreign investments, or list and trade on a U.S. or other foreign exchange. However, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook. This may also affect our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange.

Moreover, any changes in foreign investment regulations or other policies in China, along with related enforcement actions by the PRC government, or any penalties imposed by the PRC government for our violation of such regulations or policies, could result in a significant change in our operations and the value of our Ordinary Shares. These changes could severely limit or completely hinder our ability to offer our securities to investors, or cause the value of our securities to significantly decline or become worthless.

Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises, and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) are available on the CSRC's official website. Under the Trial Measures, both direct and indirect overseas offerings and listings by domestic companies must fulfill the filing procedure with the CSRC by submitting the required materials. An overseas offering and listing will be deemed indirect if the issuer meets the following conditions: (1) 50% or more of the issuer's operating revenue, total profit, total assets, or net assets, as documented in its audited consolidated financial statements for the most recent accounting year, is attributed to domestic companies; and (2) the main parts of the issuer's business activities are conducted in the Chinese Mainland, or its primary places of business are located in the Chinese Mainland, or the senior managers responsible for its business operation and management are predominantly Chinese citizens or domiciled in the Chinese Mainland. The determination of whether an overseas offering and listing by domestic companies is indirect shall be based on a substance-over-form principle. In certain circumstances, overseas offerings and listings shall not proceed. If the intended overseas offering and listing requires a national security review, the relevant security review procedures must be completed in accordance with the law before the application for such offering and listing is submitted to any overseas entities, such as securities regulatory agencies and trading venues. According to the Trial Measures and the Guidance Rules and Notice, initial public offerings and listings must adhere to these regulations, offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas, and PRC domestic enterprises shall complete filings with the CSRC prior to their overseas offerings and listings. This Offering and Listing is subject to approval by the CSRC pursuant to the Trial Measures. As of the date of this prospectus, we have submitted our filing materials with the CSRC to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. If we fail to comply with the Trial Measures, we will be required to correct our behaviors, face warnings and fines which will amount to RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined an amount ranging from RMB500,000 to RMB5,000,000. Any failure by us to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner will completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless. Furthermore on December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for two consecutive years. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in Mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading in the U.S. under the HFCAA. For more details, see “Risk Factors—Risks Related to Doing Business in Mainland China—Our Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting or prohibition of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment.”

We also face risks associated with the Holding Foreign Companies Accountable Act, or HFCAA. Trading in our securities on U.S. markets, including the Nasdaq Capital Market, may be prohibited under the HFCAA if the Public Company Accounting Oversight Board, or PCAOB, determines that it is unable to inspect or investigate our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong in 2022. The PCAOB vacated its previous determination accordingly. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor's, control, including positions taken by authorities of the PRC and the PCAOB. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in Mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue.

Our business and an investment in our Ordinary Shares involve a high degree of risk. See “Risk Factors” beginning on page [10] of this prospectus to read about factors you should consider before buying our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per ordinary
	share	Total
Initial public offering price	$5		$15,000,000
Underwriting discounts and commissions (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The underwriter, [underwriter], will receive compensation in addition to the discounts and commissions. The registration statement, of which this prospectus is a part, also registers for sale warrants to purchase Ordinary Shares to be issued to the underwriter in the aggregate equal to 5% of the aggregate number of Ordinary Shares sold in the offering (excluding the over- allotment option) at a price equal to 125% of the public offering price of the Ordinary Shares offered hereby (based on the assumed offering price of $5.00 per Ordinary Share. We have agreed to issue the warrants to the underwriter as a portion of the underwriting compensation payable to the underwriter in connection with this offering. See “Underwriting” for a description of compensation payable to the underwriter.

(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Related to this Offering.”

The underwriter expects to deliver the Ordinary Shares against payment in U.S. dollars on or about [●], 2026.

[underwriter]

The date of this prospectus is March 12, 2026

This prospectus contains certain estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

Neither we nor the underwriter have taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

Neither the Company nor the underwriter has undertaken any actions that would enable a public offering of the Ordinary Shares beyond the United States or allow the possession or dissemination of this prospectus or any related free - writing prospectus outside the United States. Individuals outside the United States who obtain this prospectus or any related free - writing prospectus are obligated to acquaint themselves with and comply with any restrictions associated with the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

FINANCIAL STATEMENTS AND CURRENCY PRESENTATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States.GAAP” or “GAAP”). Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Financial Information in the U.S. Dollars

The reporting currency of the Company is the U.S. dollar (“$”). The functional currency of the Company is the Chinese Renminbi (“RMB”). The Company’s results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates.

We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate or at all.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from market research, reports of governmental and international agencies and industry publications, gathered by the Company. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Until [2], 2026 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors, “ before deciding whether to buy the Ordinary Shares.

Our Mission

GuiPower ● ChunGui World Project is a high-tech enterprise rooted in Pingnan County, Guangxi, home to the world-renowned “Six-Year-Old Aged Cinnamon” — recognized as one of the top three cinnamon varieties globally. Leveraging the revolutionary core technology of “Microbial Fan’s Method” for biological fermentation, the project has successfully developed the world’s first natural active nutritional wine derived from aged cinnamon.

Deeply integrating over 1,800 years of history as a royal tribute and the cultural heritage of luxury trade along the Silk Road, the project employs modern biotechnology to overcome the long-standing industrial challenge of deeply processing cinnamon due to its overly “hot” nature. This breakthrough has pioneered an entirely new category: “Homologous Medicinal and Edible Natural Active Nutritional Wine from Aged Cinnamon.”

Our Business

We are a high-tech enterprise specializing in the research and development of homologous medicinal and edible biological fermentation technologies, as well as the creation of health and wellness products. Our core mission is to transform traditional resources such as Six-Year-Old Aged Cinnamon into high-value health consumer goods. Supported by our independently developed core technology, the “Microbial Fan’s Method,” we have innovatively established a new category of “Homologous Medicinal and Edible Natural Active Nutritional Wines.” We have built a comprehensive product portfolio comprising six major systems, covering both premium and mass markets to fully address diverse consumption scenarios and needs.

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Our Strengths

Core Technology Research and Development

1.Technological Barriers of the Fan’s Microbial Method

(1) Patent Portfolio: Prior to 2025, the company will utilize eight authorized core patents to establish a foundational technological protection network. From 2026 to 2035, the original technology patents will be phased out, and over 30 new core patents will be filed in stages, covering key technical areas such as microbial strain optimization, fermentation process innovation, and active ingredient detection methods. This will continuously reinforce the technological moat.

(2) Process Advantages: This technology increases the release rate of cinnamon core components by 3–5 times, with the bioavailability of cinnamaldehyde reaching 76.3%. The fermentation cycle is shortened to 18 days, significantly improving production efficiency compared to traditional processes. Additionally, it achieves a 78% reduction in energy consumption and a 92% decrease in wastewater discharge, combining technical advancement with environmental friendliness.

(3) R&D Investment and Ongoing Projects: The company allocates 8% of its annual revenue to R&D, ensuring sustained investment in technological innovation. Plans include establishing joint laboratories with six universities and research institutions to enhance industry-academia-research collaboration. Current R&D projects focus on optimizing fermentation pathways through synthetic biology and AI-assisted formula design, further improving technology conversion efficiency and product iteration capabilities.

2.Core Technology Conversion Achievements

(1) Active Ingredient Enrichment: Through core technology fermentation conversion, the product is enriched with 12 core nutrients, including cinnamon polyphenols, SCFAs, and GABA. The total antioxidant activity reaches 12,500 ORAC units, providing clear health value support.

(2) Safety Certification: The product has obtained FDA GRAS certification, with acute toxicity LD50 > 15g/kg, meeting food safety standards. This lays a solid foundation for market promotion and consumer acceptance.

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Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure, and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or any punishment imposed by the PRC government for our violation of such regulations or policies could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

We also face risks associated with the HFCAA. Trading in our securities on U.S. markets may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong in 2022. The PCAOB vacated its previous determination accordingly. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor's, control, including positions taken by authorities of the PRC and the PCAOB. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in Mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in Mainland China and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited.

Chungui International BioTech Group Co., Ltd., As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our principal shareholders may from time to time make strategic decisions that they believe are in the best interests of their businesses as a whole. These decisions may be different from the decisions that we would have made on our own. Their decisions with respect to us or our business, including any related party transactions with us, may be resolved in ways that favor them and their shareholders, which may not coincide with the interests of us and our other shareholders.

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You should carefully consider all of the information in this prospectus before making an investment in the Ordinary Shares, especially the risks and uncertainties discussed under “Risk Factors,” and information contained in “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Please find below a summary of the principal risks and uncertainties we face, organized under relevant headings. These risks are discussed more fully in “Risk Factors.”

Risks Related to Our Business and Industry

Risk Analysis and Control Plan

Every high-growth project is accompanied by risks. The Guidongli team has systematically identified potential risks and formulated comprehensive response strategies.

1.Risk Identification and Assessment

(1) Market Risk (medium-high probability, medium-high impact).

(2) Increased Competition: The successful business model may attract imitators, leading to intensified market competition.

(3) Shifts in Consumer Preferences: The health trend may change direction, or new alternative products may emerge.

(4) Agent Management Risks: A rapid increase in the number of agents may lead to issues such as cross-regional diversion of goods, price chaos, and inconsistent service standards.

(5) Operational Risk (medium probability, medium impact).

(6) Fluctuations in Raw Material Supply and Prices: Yu-gui is an agricultural product, and its yield and price may be affected by factors such as climate and pests.

(7) Quality Control: Rapid expansion of production scale poses significant challenges to maintaining consistent product quality.

(8) Talent Shortage: Rapid growth may lead to a shortage of high-quality talent in management, technology, marketing, and other areas.

(9) Technological Risk (low probability, high impact).

(10) Technological Iteration: Existing technologies may be replaced by more advanced technological approaches.

(11) Technology Leakage: Core strains or proprietary processes may be disclosed, leading to a loss of competitive advantage.

(12) Policy and Legal Risks (low probability, medium-high impact).

(13) Changes in Regulatory Policies: National regulations on the promotion of “health food license” products and functional foods may become stricter.

(14) Intellectual Property Disputes: Involvement in patent litigation, although usually winnable, may consume significant management resources.

2. Systemic Risk Management Strategies

(1) Addressing Market Risks.

(2) Sustained Innovation: Continuously iterate products, upgrade taste profiles, and optimize efficacy to maintain a generational lead, keeping imitators perpetually behind.

(3) Brand Moat: Consistently invest in brand building to strongly associate “Liu Chen Yugui,” “Microbial Fan's Method,” and “Gui Power” with the product category, establishing them as the top-of-mind choice for consumers. Fully leverage acquired honors and strategic partnerships for endorsement.

(4) Digital Channel Management: Establish a comprehensive agent management system including entry criteria, training and certification, fulfillment supervision, reward/punishment mechanisms, and exit procedures. Utilize information systems to monitor logistics and fund flows, effectively preventing unauthorized cross-region sales.

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(5) Addressing Operational Risks: Establish a “Company + Base + Farmers” model: Sign long-term guaranteed-price procurement agreements with local cooperatives or large-scale growers to build stable raw material supply bases. This ensures both quality and helps stabilize price fluctuations. The currently partnered 20,000+ mu (approximately 1,333 hectares) of cultivation bases provide a solid foundation for raw material supply.

(6) Lean Production and Intelligent Quality Control: Introduce advanced management systems such as MES (Manufacturing Execution System) and SPC (Statistical Process Control) to achieve visualization, traceability, and intelligent quality control across the entire production process.

(7) Talent Strategy: Develop competitive compensation and incentive schemes to attract top industry talent. Simultaneously, collaborate with universities to implement a “Management Trainee” program for cultivating a loyal, high-caliber talent pipeline internally.

3.Addressing Technological Risks:

(1) Sustained R&D Investment: Ensure that 5%-8% of annual operating revenue is invested in research and development to continuously upgrade technology and reserve next-generation technologies.

(2) Building an Intellectual Property Network: In addition to applying for patents, comprehensively utilize various methods such as trademarks, copyrights, and trade secret protection to establish a multi-layered IP protection framework.

(3) Deep Integration of Industry, Academia, and Research: Establish joint laboratories with leading domestic and international research institutions to stay at the forefront of technological innovation.

4.Addressing Policy and Legal Risks:

(1) Compliance First: Establish a professional legal and compliance team to ensure that all product promotion and marketing activities strictly adhere to existing laws and regulations, with no exaggerated claims.

(2) Actively Participate in Industry Standard Formulation: Strive to become one of the drafters of industry standards for fermented medicinal food products, gaining a say in the industry.

Risks Related to Our Relationship with our Principal Shareholders

●	We may have conflicts of interest with our principal shareholders and we may not be able to resolve such conflicts on terms favorable to us.

●	Potential conflicts of interest could arise in connection with our agreements with CQFT.

●	Our business may be adversely affected if our collaboration with CQFT and its affiliates is terminated or curtailed, or if we are no longer able to obtain financing on favorable terms.

●	CQFT will control the outcome of shareholder actions in our company.

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Risks Related to Doing Business in China

To obtain such approval.

The New Overseas Listing Rules and other pertinent regulations issued by the CSRC may impose additional compliance obligations on us in the future.

PRC regulations concerning offshore investment activities by Mainland China residents could expose our Mainland China resident beneficial owners or our PRC subsidiaries to liability or penalties. These regulations may also restrict our ability to inject capital into our PRC subsidiaries, limit their capacity to increase registered capital, or hinder the distribution of profits to us.

If cash or assets of our business, or those of our PRC subsidiaries, are located in Mainland China, such resources may not be accessible to fund operations or for other uses outside the PRC. This limitation arises due to potential interventions or the imposition of restrictions and limitations by the PRC government on the transfer of cash or assets.

PRC regulations on loans to and direct investments in PRC entities by offshore holding companies, along with governmental control over currency conversion, may delay our use of the proceeds from this offering to make loans or additional capital contributions to our PRC subsidiaries. Such delays could materially and adversely impact our liquidity and our capacity to fund and expand our business.

Governmental control and restrictions on currency exchange may constrain our ability to effectively utilize our revenues.

Under the PRC Enterprise Income Tax Law (“EIT Law”), we may be classified as a Mainland China “resident enterprise” for PRC enterprise income tax purposes. Such a classification would likely lead to unfavorable tax implications for us and our non-PRC shareholders, potentially having a material adverse effect on our operational results and the value of your investment.

Risks Related to the Ordinary Shares and This Offering

●	There has been no public market for our Ordinary Shares prior to the completion of this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

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Corporate Structure

As a result of our corporate structure, Chungui International BioTech Group Co., Ltd.'s ability to pay dividends may depend upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Chungui International BioTech Group Co., Ltd. (Cayman)

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Conventions Which Apply to This Prospectus

Except where the context otherwise requires:

●	“Articles” means the amended and restated articles of association of the Company to be adopted immediately prior to the closing of this offering;

●	“CEO” means chief executive officer;

●	“Companies Act” means the Companies Act (Revised) of the Cayman as the same may be amended from time to time;

●	“COO” means chief operating officer;

●	“Mainland China” refers to the mainland of the People’s Republic of China (PRC), excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Memorandum” means the amended and restated memorandum of association of the Company to be adopted immediately prior to the closing of this offering;

●	“Memorandum and Articles of Association” means the Memorandum and the Articles collectively;

●	“Ordinary Shares” refers to the Ordinary Shares of Chungui International BioTech Group Co., Ltd., par value $0.0001 each;

●	“China” or “PRC” means People's Republic of China (PRC), excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“COVID-19” means Coronavirus disease 2019, a contagious respiratory disease caused by the virus SARS-CoV-2;

●	“Directors” means the directors of our Company as at the date of this prospectus;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“IT” means information technology;

●	“Chungui International BioTech Group Co., Ltd.”, “we”, “CQFT Global”, “CQFT”, “us”, “our company” and “our” refer to Chungui International BioTech Group Co., Ltd., a Cayman exempted company with limited liability, its consolidated subsidiaries, and its consolidated affiliated entities;

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

●	“U.S.” means the United States;

●	“$,” “U.S. dollars,” “$” and “dollars” refer to United States dollar(s), the legal currency of the United States

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THE OFFERING

The following assumes that the underwriter will not exercise its option to purchase additional Ordinary Shares in the offering, unless otherwise indicated.

Offering Price	We currently expect that the initial public offering price will be $5.00 per Ordinary Share.

Ordinary Shares Offered by Us	3,000,000 Ordinary Shares calculated based on an assumed initial offering price of $5.00 per Ordinary Share.

Ordinary Shares Issued and Outstanding Prior to This Offering	10,000,000 Ordinary Shares.

Ordinary Shares Outstanding Immediately After This Offering	13,000,000 Ordinary Shares, calculated based on an assumed initial offering price of $5.00 per Ordinary Share.

Voting Rights	Each holder of Ordinary Shares is entitled to one vote per share.

Listing	We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market. The closing of this offering is conditioned upon Nasdaq's final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Proposed Nasdaq Capital Market symbol	“CQFT”

Use of Proceeds

15% in Specialized Production Capacity Expansion and Supply Chain Upgrade

20% in Efficacy R&D and Compliance Verification

15% in Global Brand Building and Marketing

10% in Global Channel Expansion and Retail Network

10% in Corporate Operations

5% in Intellectual Property and Compliance Safeguards

15% in Strategic M&A and Asset Integration

10% in Globalization and International Expansion

Lock-up	We, each of our directors, executive officers, shareholders, and all option holders have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Ordinary Shares or similar securities or any securities convertible into or exchangeable or exercisable for our Ordinary Shares for a period of 180 days from the date of this prospectus. See “Underwriting” for more information.

Risk Factors	Investing in the Ordinary Shares is highly speculative and involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. See “Risk Factors” and other information included in this prospectus for a discussion of risks you should carefully consider before investing in the Ordinary Shares.

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RISK FACTORS

Investing in our Ordinary Shares involves substantial risk. Prior to investing in the Ordinary Shares, you should meticulously evaluate all the risks and uncertainties outlined in this section, as well as all other information provided in this prospectus, including the financial statements and accompanying notes. We may encounter additional risks and uncertainties beyond those listed below. There could be risks and uncertainties that we are currently unaware of or do not deem significant, which may subsequently emerge as critical factors adversely impacting our business. Any of the following risks and uncertainties could have a material adverse effect on our business, financial condition, and operational results. Consequently, the market prices of the Ordinary Shares could decline, potentially leading to a partial or complete loss of your investment.

Risks Related to Our Business and Industry

During business expansion, companies may face multifaceted risks: market competition could intensify as successful models attract imitators; simultaneously, consumer preferences may shift due to health trends or the emergence of alternative products; rapid growth in the number of agents may also lead to issues such as channel conflict, price disorder, and inconsistent service standards. At the operational level, the supply and pricing of raw materials like cinnamon, as an agricultural product, are susceptible to fluctuations caused by climate, pests, and diseases. Rapid expansion of production scale poses significant challenges to maintaining consistent quality, while high-speed growth may also result in shortages of high-quality talent in management, technology, and marketing. From a technical risk perspective, existing technologies face the possibility of being replaced by more advanced methods, and leaks of proprietary bacterial strains or processing techniques could undermine competitive advantages. Furthermore, the policy and legal environment cannot be overlooked, including tightened national regulations on the promotion of “health-food license” products and the potential for time-consuming intellectual property disputes.

We may not be able to manage the expected growth of our business and operations or implement our business strategies on schedule or within budget, or at all.

Our business has become increasingly complex in terms of both the type and scale of businesses we operate. Any expected expansion may increase the complexity of our operations and place a significant strain on our managerial, operational, financial and human resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. There can be no assurance that we will be able to effectively manage our growth or implement all these systems, procedures and control measures successfully. If we are not able to manage our growth effectively, our business, financial condition, results of operations may be materially and adversely affected.

As part of our business strategies, we expect to further expand our business to new jurisdictions, which may expose us to additional risks, including, among other things:

●	difficulties with managing operations into new geographical regions, including complying with the various regulatory and legal requirements of different jurisdictions;

●	different approval or licensing requirements;

●	recruiting sufficient personnel in these new markets;

●	challenges in providing services and products as well as support in these new markets;

●	challenges in attracting business partners and users and remaining competitive;

●	potential adverse tax consequences;

●	foreign exchange losses;

●	limited protection for intellectual property rights;

●	inability to effectively enforce contractual or legal rights; and

●	local political, regulatory and economic instability or civil unrest.

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If we are unable to effectively avoid or mitigate these risks, our ability to expand our business to these new jurisdictions will be affected, which could have a material adverse effect on our business, financial condition and results of operations.

The anticipated benefits from these efforts are based on assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies and operating plans and realize all of the benefits that we expect to achieve or it may be more costly to do so than we anticipate. If, for any reason, the benefits we realize are less than our estimates or the implementation of these growth initiatives, strategies and operating plans adversely affect our operations or cost more or take longer to effectuate than we expect, or if our assumptions prove inaccurate, our business, financial condition and results of operations may be materially and adversely affected.

Any inability to obtain or retain requisite approvals, licenses or permits applicable to our business may have a material and adverse effect on our business, financial condition and results of operations.

Our business is subject to government supervision and regulation by various governmental and regulatory authorities in China, including but not limited to the Ministry of Industry and Information Technology and the Cyberspace Administration of China, as well as in other jurisdictions where we conduct our business operations. These authorities, agencies, and bodies promulgate and enforce laws and regulations that govern a range of business activities related to our operations, such as the provision of IT services outsourcing, among others. These regulations generally dictate the entry requirements, permissible scope, and necessary approvals, licenses, and permits for the relevant business activities.

Given the uncertainties in the regulatory environments of the industries and jurisdictions in which we operate, there can be no assurance that we have obtained or applied for all the required approvals, permits, and licenses for conducting our business in China or elsewhere. Furthermore, there is no guarantee that we would be able to maintain our existing approvals, permits, and licenses, or secure any new ones necessitated by future laws or regulations. Failure to obtain and maintain the requisite approvals, licenses, or permits could expose us to liabilities, penalties, and operational disruptions, potentially causing material and adverse effects on our business, financial condition, and operational results.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality agreements with our employees and third parties, to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, although we are not aware of any imitation websites or mobile applications that attempt to cause confusion or traffic diversion from us at the moment, we may become an attractive target to such attacks in the future because of our brand recognition in the China services industry.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or would not infringe upon or otherwise violate patents, copyrights or other intellectual property rights held by third parties. We in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be other third-party intellectual property that is infringed by our products, services or other aspects of our business. There could also be existing patents of which we are not aware that our products may inadvertently infringe. There can be no assurance that holders of patents purportedly relating to some aspect of our technology infrastructure or business, if any such holders exist, would not seek to enforce such patents against us in China, or any other jurisdictions as applicable. Furthermore, the application and interpretation of Chinese patent laws, as well as the procedures and standards for granting patents in China, continue to evolve. While we believe our analysis is in line with current practices, there can be no guarantee that Chinese courts or regulatory authorities will adopt the same interpretation or approach. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management's time and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, which may materially and adversely affect our business, financial condition and results of operations.

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If we do not succeed in attracting new clients for our services and or growing revenues from existing clients, we may not achieve our revenue growth goals.

We plan to significantly diversify our client base and grow our revenues. Revenues from a new client often rise quickly over the first several years following our initial engagement as we expand the services we provide to that client. Therefore, obtaining new clients is important for us to achieve rapid revenue growth. We also plan to grow revenues from our existing clients by identifying and selling additional services to them. Our ability to attract new clients, as well as our ability to grow revenues from existing clients, depends on a number of factors, including our ability to offer high quality services at competitive prices, the strength of our competitors and the capabilities of our sales and marketing teams. If we are not able to continue to attract new clients or to grow revenues from our existing clients in the future, we may not be able to grow our revenues as quickly as we anticipate or at all.

If we fail to maintain adequate internal controls, we may not be able to effectively manage our business and may experience errors or information lapses affecting our business.

Our success hinges on our ability to effectively leverage our standardized management system, information systems, resources, and internal controls. As we continue to grow, it will be essential to refine and enhance our financial and managerial controls, reporting systems, procedures, and other internal controls and compliance mechanisms to align with our evolving business requirements. Should we fail to improve or sustain our internal controls, systems, and procedures, they could become ineffective, thereby impairing our ability to manage our business and potentially leading to errors or information gaps that impact our operations. Despite our efforts to enhance our internal control system, it is possible that not all risks will be eliminated. If we are unsuccessful in identifying and addressing weaknesses within our internal controls, our capacity to effectively manage our business could be compromised, which may have a material and adverse effect on our business, financial condition, and operational results.

We may need additional capital but may not be able to obtain such on favorable terms or at all.

We may need additional capital due to operating losses or the future growth and development of our business, including any investments or acquisitions we choose to pursue. If our financial resources prove insufficient to meet our cash requirements, we may seek to issue additional equity or debt securities, or obtain new or expanded credit facilities. Our ability to secure external financing in the future is subject to various uncertainties, such as our future financial condition, operational results, cash flows, share price performance, and the liquidity of international capital and lending markets. Additionally, incurring debt would impose increased debt service obligations on us and could lead to operating and financing covenants that restrict our operations. There is no guarantee that financing would be available promptly, in the required amounts, or on terms favorable to us, or at all. Any failure to raise the necessary funds on favorable terms, or at all, could impair our liquidity and have a material adverse impact on our business, financial condition, and operational results. Furthermore, issuing equity or equity-linked securities could result in significant dilution for our existing shareholders.

A pandemic or any other infectious and communicable diseases, as well as the occurrence of any acts of God, war, terrorist attacks and other catastrophic events may have a material adverse effect on our business, financial condition and results of operations.

We face risks from the outbreak of communicable or virulent diseases and pandemics or epidemics such as severe acute respiratory syndrome, H5N1 avian flu, Middle East respiratory syndrome, Ebola and the outbreak of COVID-19, which may materially and adversely affect our operations. Such disruptions to our business and operations may have a negative impact on our business, financial condition and results of operations. Acts of God, such as natural disasters which are beyond our control, may materially and adversely affect the economy, infrastructure and livelihood of the local population. Similarly, man-made catastrophes, such as terrorist attacks and wars, may disrupt the economies of the countries we operate in. A catastrophic event or multiple catastrophic events may cause unexpected large losses and may have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our efforts to protect ourselves against catastrophic losses would be adequate. In addition, other events that are outside the control of our Group, such as fire, deliberate acts of sabotage, vendor failure or negligence, blackouts, terrorist attacks or criminal acts, could damage, cause operational interruptions to, or otherwise adversely affect our operating facilities and activities, as well as potentially cause injury or death to our employees and/or customers. We cannot give any assurance that the occurrence of any catastrophic events, wars, terrorist attacks or other hostilities in any part of the world, potential, threatened or otherwise, will not, directly or indirectly, have a material and adverse effect on our business, financial condition and results of operations.

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The tensions in international trade and rising political tensions, particularly between the U.S. and China, may hinder our plans to enter the U.S. market in the future.

Proposed rule - making is seeking comments regarding regulations on certain transactions involving Information and Communication Technology and Services (“ICTS”) that are integral to connected judgements when designed, developed, manufactured, or supplied by persons owned by, controlled by, or subject to the jurisdiction or direction of China, among other countries.

On June 13, 2024, a US Congresswoman introduced the Connected judgemental National Security Review Act, a bill that would establish a new process to “identify and prevent through mitigation or prohibition” national security risks posed by certain ICTS transactions, including those related to “covered motor judgementals.”

Final rules relating to ICTS could prohibit or restrict the sales of products or services developed and offered by us, either directly or indirectly, and consequently have a significant impact on our business.

On September 26, 2024, the BIS published a notice of proposed rule - making that, if finalized as proposed, would prohibit the sale or import of connected judgementals incorporating certain technology and the import of particular components themselves from countries of concern, specifically China and Russia (the “BIS Rule”). The BIS Rule includes restrictions on the imports or sales of connected judgmentals using judgmental connectivity systems and automated digital system systems software, as well as the imports of judgmental connectivity systems and hardware equipment.

We do not anticipate entering this business activity in the future. As such, we do not expect the BIS Rule to have a substantial impact on our business, financial condition, or results of operations. However, it is possible that this prohibition or restriction on third - party activities, if effective, could dissuade customers from purchasing our products or services in the future.

Potential conflicts of interest could arise in connection with our agreements with CQFT

Various agreements we have entered into with them from time to time.

We may offer opportunities to other entities they are affiliated with, such as CQFT Consequently, directors and/or officers may face a conflict between their interests and ours. If such a conflict of interests exists, our directors and/or officers may be swayed when accepting or rejecting any corporate opportunity presented to us, in which they may have an interest. As a result, we may not be given priority to consider such corporate opportunities.

According to our post - offering memorandum and articles, subject to the applicable listing rules requirements and disqualification by the chairman of the relevant board meeting, a director may still vote on any contract or transaction or proposed contract or transaction, even if he has an interest in it. If he votes, his vote shall be counted, and he may be included in the quorum at any meeting of the directors where such contract or transaction or proposed contract or transaction is to be considered. However, as a fiduciary, a director must not place himself in a situation where there is an actual or potential conflict between his duty to the company and his personal interests or a duty owed to another person. If the directors fail to act in accordance with their fiduciary duties to us and the duties stipulated in our post - offering memorandum and articles under BVI law, we may have a claim against such individuals. Refer to the section titled “Description of Share Capital — Differences in Corporate Law—Shareholders ' Suits” for more information on the ability to bring such claims. However, we may not ultimately succeed in any claim we make against them.

Risks Related to Doing Business in China

Changes, application and interpretation with respect to the PRC legal system could result in a material change in our operations and/or the value of the Ordinary Shares we are offering.

The PRC legal system is based on written statutes and the legal interpretations thereof issued by the Standing Committee of the National People's Congress. While prior court decisions may be cited for reference, they carry limited precedential value. Since 1979, the PRC government has been developing a comprehensive commercial law framework, and substantial progress has been made in enacting laws and regulations governing economic matters—including foreign investment, corporate organization and governance, commerce, taxation, and trade. However, these laws and regulations are subject to potential future amendments, which could lead to material changes in our business operations and/or the value of our Ordinary Shares.

The PRC legal system is in a constant state of evolution and may undergo rapid changes with little advance notice. The PRC government may also promulgate new laws and regulations in the future that govern various aspects of our day-to-day operations. Additionally, PRC authorities are empowered under PRC laws and regulations to supervise our business activities. If we are found to be non-compliant with these requirements, we may face fines and other administrative penalties imposed by the relevant PRC authorities. Any changes to China's foreign investment regulations, other laws, regulations, or policies, or any penalties or actions taken by the PRC government due to our violation of such regulations or policies, could result in material changes to our operations and/or the value of the securities we are registering for sale. Such developments could also significantly restrict or even completely prevent us from offering or continuing to offer our securities to investors, or cause the value of our Ordinary Shares to decline sharply or become worthless.

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We cannot rule out the possibility that competent authorities may introduce a licensing regime or pre-approval requirement for our industry at some point in the future. If such a licensing or approval framework is implemented, we cannot assure you that we will be able to obtain any newly required licenses in a timely manner—or at all. This could have a material adverse impact on our business and impede our ability to continue our operations.

Recently, the PRC government has launched a series of regulatory initiatives and issued various public statements regarding the regulation of business activities in certain sectors in China. These measures include cracking down on illegal activities in the securities market, strengthening supervision over PRC-based companies listed overseas through variable interest entity (“VIE”) structures, adopting new measures to expand the scope of cybersecurity reviews, and intensifying anti-monopoly enforcement efforts.

We do not believe we are directly subject to these regulatory initiatives or statements, as we do not use a VIE structure, and our business does not involve user data collection, touch on cybersecurity matters, or operate in any other restricted industries. That said, given the recent nature of these statements and regulatory actions, there is uncertainty regarding: (i) how quickly legislative or administrative bodies will respond; (ii) whether existing or new laws, regulations, or detailed implementation rules and interpretations will be revised or promulgated (if any); and (iii) the potential impact of such revised or new laws and regulations on our day-to-day operations, our ability to accept foreign investments, or our listing on a U.S. stock exchange. Any changes to China's foreign investment regulations or other policies, or any penalties imposed by the PRC government due to our violation of such regulations or policies, could result in material changes to our operations and/or the value of the securities we are registering for sale. Such developments could also significantly restrict or even completely prevent us from offering or continuing to offer our securities to investors, or cause the value of our Ordinary Shares to decline sharply or become worthless.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, it may be difficult to evaluate the effects of the outcome of administrative and court proceedings. Furthermore, we may not be aware of our violation of any of the policies and rules until sometime after the violation.

Such risks, including risks over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Because a majority of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there, as well as the relevant PRC authorities 'supervision.

The PRC Government may intervene or influence our operations at any time, or may exert greater control over offerings conducted overseas and/or foreign investment in China-based issuers. This could lead to a material change in our operations and significantly limit or completely hinder our activities, thereby causing the value of our Ordinary Shares to significantly decline or become worthless. The promulgation of new laws or regulations, or the reinterpretation of existing ones, could restrict or otherwise unfavorably impact our ability or manner of conducting business. This might necessitate changes to certain aspects of our operations to ensure compliance, potentially decreasing demand for our products, reducing revenues, increasing costs, and requiring us to obtain additional licenses, permits, approvals, or certificates, or subjecting us to further liabilities. Should any new or more stringent measures be implemented, our business, financial condition, and operational results could be adversely affected, as well as materially decrease the value of our Ordinary Shares. Recent statements by the PRC government indicate an intent to enhance oversight over overseas offerings and/or foreign investment in China-based issuers. If future laws or regulations impose restrictions on such overseas and/or foreign investment, our ability to offer or continue offering securities to investors could be significantly limited or completely hindered, further causing the value of such securities to significantly decline or become worthless.

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Complying with evolving laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may entail significant expenses and force us to make adverse changes to our business.

Laws and regulations governing cybersecurity, information security, privacy and data protection, the commercial use of the internet, the application of data in artificial intelligence (AI) and machine learning, as well as data sovereignty requirements are evolving rapidly. These rules are not only extensive and complex, but also involve inherent uncertainties.

On June 10, 2021, the Standing Committee of the National People's Congress of the People's Republic of China (the “SCNPC”) promulgated the PRC Data Security Law, which entered into force in September 2021. This law imposes obligations on entities and individuals engaged in data activities to ensure data security and protect privacy. It also introduces a data classification and hierarchical protection system—the classification is based on two key factors: the importance of the data to economic and social development, and the level of harm that would result to national security, public interests, or the legitimate rights and interests of individuals or organizations if the data is tampered with, destroyed, leaked, illegally acquired, or misused. Additionally, the PRC Data Security Law establishes a national security review process for data activities that may pose risks to national security, and imposes export restrictions on certain types of data and information. In July early, 2021, Chinese regulatory authorities launched cybersecurity investigations into several PRC-based companies listed in the United States.

On August 20, 2021, the SCNPC further promulgated the Personal Information Protection Law of the PRC (the “Personal Information Protection Law”), which took effect in November 2021. As China's first systematic and comprehensive legislation specifically governing personal information protection, the Personal Information Protection Law sets forth key requirements, including but not limited to: (i) obtaining an individual's consent prior to using their sensitive personal information (e.g., biometric data, location tracking data); (ii) requiring operators of personal information to notify individuals of the necessity of using their sensitive personal information and the potential impact on their rights; and (iii) granting individuals the right to file a lawsuit with a People's Court if their request to exercise rights related to their personal information is rejected by the operator.

On November 14, 2021, the Cyberspace Administration of China (CAC) released the Draft Network Data Security Administration Measures (the “Security Administration Draft”). Under this Draft, data processors that conduct data processing activities which affect or may affect national security, or process the personal information of over one million users, shall be subject to network data security review by the relevant authorities of the CAC. The public comment period for the Security Administration Draft closed on December 13, 2021.

On December 28, 2021, the CAC, in conjunction with 12 other PRC government departments, jointly promulgated the Cybersecurity Review Measures (the “Review Measures”), which took effect on February 15, 2022. The Review Measures stipulate that, in addition to critical information infrastructure operators (CIIOs) seeking to purchase internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must undergo cybersecurity review by the PRC Cybersecurity Review Office. Furthermore, the Review Measures mandate that online platform operators holding the personal information of over one million users shall file for a compulsory cybersecurity review prior to pursuing listings in foreign jurisdictions.

Cross-border data transfers, including security assessments, standard contracts for the outbound transfer of personal data, and personal information protection certifications. As of the date of this prospectus, we have not received any notice from any PRC authorities identifying any of our PRC subsidiaries as a Critical Information Infrastructure Operator (CIIO) or requiring us to undergo cybersecurity review or network data security review by the Cyberspace Administration of China (CAC). We believe our PRC operations will not be subject to cybersecurity review or network data security review by the CAC for this offering, as we do not qualify as a CIIO or a network platform operator possessing personal information of more than one million users, and our business does not involve data processing activities that affect or could potentially affect national security. As of the date of this prospectus, we are confident that we comply with all applicable PRC cybersecurity and data security laws and regulations issued by the CAC in all material respects. We have not received any complaints from third parties, nor have we been investigated or penalized by any competent PRC authority in this regard. However, there remains uncertainty regarding the interpretation and implementation of relevant PRC cybersecurity and data security laws and regulations, and whether PRC regulatory agencies, including the CAC, may enact new laws, regulations, rules, or detailed implementation and interpretations related to cybersecurity. Should any such new laws, regulations, rules, or interpretations come into effect, we intend to take all reasonable measures and actions to ensure compliance and minimize any adverse impact on our operations. Nevertheless, we cannot guarantee that we will not be subject to cybersecurity review or network data security review in the future.

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The subject is subject to any new laws, regulations, and rules, or detailed implementations and interpretations in any form related to the M&A Rules. We cannot assure you that relevant PRC regulatory agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payment or remittance of dividends by our subsidiary in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, and the trading price of our Ordinary Shares.

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The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares, you would be doing so at the risk that such settlement and delivery may not occur. Additionally, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements or to obtain such approval in a timely manner, or at all.

The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future.

We are required to obtain permission from the PRC government to list on U.S. exchanges in the future. Even if such permission is obtained, it remains uncertain whether it may be later denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and may cause the value of our Ordinary Shares to significantly decline or become worthless. If (i) we do not receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable PRC laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be subject to fines or other penalties, including suspension of business and revocation of prerequisite licenses. This could result in a material change in our operations and may have a material adverse effect on our business, financial condition, or results of operations, and the value of our Ordinary Shares could depreciate significantly or become worthless.

For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, known as the July 6 Opinions, which were made public on July 6, 2021. The July 6 Opinions emphasized the need to strengthen administration and supervision over overseas-listed China-based companies, revise the special provisions of the State Council on overseas issuance and listing of shares by such companies, and clarify the responsibilities of domestic industry competent authorities and regulatory bodies.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in Mainland China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within Mainland China.

China. Additionally, China lacks treaties that facilitate the reciprocal recognition and enforcement of court judgments with the BVI, the United States, and numerous other countries. Consequently, the recognition and enforcement in China of judgments from courts in these non-PRC jurisdictions, particularly in matters not covered by binding arbitration provisions, may prove challenging.

Shareholder claims that are prevalent in the United States, such as securities law class actions and fraud claims, are generally difficult to pursue both legally and practically in China. Although local Chinese authorities may establish regulatory cooperation mechanisms with securities regulators from other countries or regions to facilitate cross-border supervision and administration, such cooperation with U.S. securities regulators has not been effective due to the absence of a mutual and practical cooperation framework.

According to Article 177 of the PRC Securities Law, which came into effect in March 2020, overseas securities regulators are prohibited from directly conducting investigation or evidence collection activities within the territory of the PRC. Consequently, without the consent of competent PRC securities regulators and relevant authorities, no organization or individual is permitted to provide documents and materials related to securities business activities to overseas entities. Despite the lack of detailed interpretations or implementing rules for Article 177, the prohibition on direct investigation or evidence collection by overseas securities regulators within China may further complicate your efforts to protect your interests.

We have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject us to penalties.

Any shortfall in provisioning these outstanding contributions violates applicable PRC laws and regulations, potentially obligating us to cover the deficit and incur late fees, fines, and associated administrative penalties. If the relevant authorities identify underpayment, our PRC subsidiaries may be required to settle the outstanding contributions and penalties due to insufficient payments to the social security and housing provident funds. Failure to fully and timely pay the required contributions within the prescribed period could result in a daily late fee of 0.05% and a fine ranging from one to three times the outstanding amount of social insurance, as imposed by the authority. Moreover, the relevant authorities could seek compulsory enforcement of the underpaid housing funds through competent courts. Additionally, our inadequate contributions to social insurance and housing funds may lead to private complaints filed by our employees against us.

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As of the date of this prospectus, we have not received any notifications from the relevant PRC authorities requiring us to rectify the underpayment of social insurance and housing funds for our employees. However, we cannot guarantee that such an order will not be issued by the relevant PRC authorities in the future. We are committed to promptly settling any outstanding social insurance and housing fund payments upon receiving notice from the relevant PRC authorities. Failure to comply may expose us to fines and penalties, which could adversely affect our business operations, operational results, and financial status.

PRC regulations relating to offshore investment activities by Mainland China residents may subject our Mainland China resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit the ability of our PRC subsidiaries to increase their registered capital or distribute profits to us.

Field banks will directly review applications and accept registrations under the supervision of SAFE. Beyond the guidelines set forth in SAFE Circular 37 and SAFE Notice 13, our capacity to conduct foreign exchange activities in Mainland China may be influenced by the interpretation and enforcement of the Administrative Measures for Individual Foreign Exchange and its implementing rules. These were issued by the People's Bank of China and SAFE in December 2006 and January 2007, respectively, and have been subsequently amended and supplemented (collectively referred to as the “Individual Foreign Exchange Rules”). According to the Individual Foreign Exchange Rules, any individual in Mainland China seeking to make direct investments overseas or engage in the issuance or trading of negotiable securities or derivatives abroad must complete the requisite registrations as stipulated by SAFE. Failure to comply may result in warnings, fines, or other liabilities for such individuals.

We cannot guarantee that our future Mainland China resident beneficial owners will comply with our requests to complete or obtain the necessary registrations, or consistently adhere to all registration procedures outlined in these SAFE regulations. The failure or inability of our Mainland China resident beneficial owners to comply with these regulations may expose us or them to fines and legal sanctions. It could also restrict our cross-border investment activities, limit the ability of our PRC subsidiaries to distribute dividends or obtain foreign-exchange-denominated loans from us, and prevent us from making distributions or paying dividends. This could materially and adversely affect our business operations and our ability to distribute profits to you.

Governmental control and restriction on currency exchange may limit our ability to utilize our revenues effectively.

The Renminbi is currently convertible under the “current account,” which encompasses dividends, trade, and service-related foreign exchange transactions, but it is not convertible under the “capital account,” which includes foreign direct investment and loans, such as those we might secure from our onshore subsidiaries. Presently, our PRC subsidiaries can purchase foreign currency for the settlement of “current account transactions,” including the payment of dividends to us, without requiring SAFE approval, provided they adhere to specific procedural requirements. However, the relevant PRC governmental authorities may, in the future, limit or eliminate our ability to purchase foreign currencies for current account transactions. Given that we anticipate a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange could constrain our ability to use Renminbi-generated revenue to fund our business activities outside Mainland China and/or transfer cash out of Mainland China to pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account continue to be subject to limitations and necessitate approvals from, or registration with, SAFE and other pertinent PRC governmental authorities. This could impact our capacity to obtain foreign currency through debt or equity financing for our subsidiary. Additionally, there is no assurance that the competent PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, potentially resulting in an inability or prohibition on making transfers or distributions outside Mainland China, which may adversely affect our business, financial condition, and operational results.

Under the PRC Enterprise Income Tax Law (“EIT Law”), we may be classified as a Mainland China “resident enterprise “for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

For enterprise groups that are resident enterprises in Mainland China, or controlled by individuals from Mainland China or foreign countries, if the competent PRC tax authorities determine that we meet all the criteria set forth in SAT Circular 82, thereby establishing that the actual management organ of the Company is within the territory of Mainland China, we may be deemed a Mainland China resident enterprise for PRC enterprise income tax purposes. Consequently, several adverse PRC tax implications could arise.

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Firstly, we would be subject to a uniform 25% enterprise income tax on our worldwide income, which could significantly diminish our net income. Additionally, we would be required to comply with PRC enterprise income tax reporting obligations. Furthermore, dividends payable to our investors and gains on the sale of our Ordinary Shares may become subject to PRC withholding tax. The rate would be 10% for enterprises not resident in Mainland China and 20% for individuals who are not Mainland China residents, subject to the provisions of any applicable tax treaty, if such gains are deemed sourced from Mainland China.

It remains uncertain whether non-Mainland China resident shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and Mainland China if we are treated as a Mainland China resident enterprise. Such taxes could reduce the returns on your investment in our Ordinary Shares.

Although, as of the date of this prospectus, we have not received notification from the competent PRC tax authorities deeming us a resident enterprise under the EIT Law, we cannot guarantee that we will not be classified as a resident enterprise in the future.

Risks Related to Our Ordinary Shares and This Offering

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

In the foreseeable future, we may face challenges in completing our evaluation testing and any necessary remediation within the required timeframe. As we document and test our internal control procedures to comply with Section 404 requirements, we might uncover material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board (PCAOB) defines a material weakness as “a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected promptly.”

Moreover, if we fail to sustain the adequacy of our internal control over financial reporting as these standards evolve through modifications, supplements, or amendments, we may be unable to consistently affirm the effectiveness of our internal control over financial reporting in line with Section 404. Generally, failing to achieve and maintain an effective internal control environment could result in material misstatements in our financial statements and a failure to meet our reporting obligations. This could erode investor confidence in our reported financial information, thereby restricting our access to capital markets, negatively impacting our operational results, and causing a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could heighten our exposure to risks of fraud, misuse of corporate assets, and legal actions under U.S. securities laws, potentially leading to delisting from Nasdaq, regulatory investigations, and civil or criminal sanctions.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We anticipate qualifying as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the Exchange Act rules that prescribe the furnishing and content of proxy statements. Additionally, our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions outlined in Section 16 of the Exchange Act. Furthermore, we will not be obligated under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or promptly as United States domestic issuers. We will also not be required to disclose in our periodic reports all the information that United States domestic issuers must disclose. Although we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, there is a possibility that we may cease to qualify as such in the future. Should this occur, we would incur significant additional expenses, which could have a material adverse effect on our operational results.

BVI economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (Revised) of the BVI Islands, or the “Substance Act”, that came into force on January 1, 2019, a “relevant entity” conducting a “relevant entity” is required to satisfy the economic substance test set out in the Substance Act. A “relevant entity” includes an exempted company incorporated in the BVI as is our Company. There are nine designated “relevant activities” under the Substance Act, and so long as our Company is carrying on activities which falls within any of the designated relevant activities, it shall comply with all applicable requirements under the Substance Act. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then, based on the current interpretation of the Substance Act, our Company is a “pure equity holding company” and will therefore only be subject to the minimum substance requirements, which require us to (i) comply with all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the BVI for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the Substance Act. Uncertainties over the interpretation and implementation of the Substance Act may have an adverse impact on our business and operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our performance may be worse than anticipated. We qualify all forward-looking statements with these cautionary remarks. This prospectus includes data and information sourced from various government and private publications. The statistical data in these publications also feature projections based on multiple assumptions. The industries in which we operate may not grow at the rates projected by market data, or they may not grow at all. Failure of these industries to meet projected growth rates could have a significant and adverse impact on our business and the market price of the Ordinary Shares. Additionally, the rapidly evolving nature of our industry introduces substantial uncertainties into any projections or estimates regarding market growth prospects or future conditions. Furthermore, if any of the assumptions underlying the market data are later proven incorrect, actual results may diverge from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements in this prospectus pertain only to events or information as of the date on which they are made. Except as mandated by law, we are not obligated to update or revise any forward-looking statements, whether due to new information, future events, or otherwise, after the date on which they are made or to account for unanticipated events. You should read this prospectus and the referenced documents, which are filed as exhibits to the registration statement of which this prospectus is a part, thoroughly and with the understanding that our actual future results may differ materially from our expectations.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $13million if the underwriter exercises its option to purchase additional Ordinary Shares in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates are based upon an assumed initial offering price of $5.00 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover page of this prospectus.

We plan to use the net proceeds of this offering as follows:

Use of Proceeds

(For U.S. IPO Prospectus)

We intend to use the net proceeds from this offering as follows. The percentages below represent the approximate allocation of net proceeds, based on the total offering size and after deducting underwriting discounts and commissions and estimated offering expenses. Actual allocations may vary based on market conditions, business opportunities, and other factors.

Specialized Production Capacity Expansion and Supply Chain Upgrade

We intend to use 15% of the proceeds from the offering for capacity expansion and supply chain upgrade.

● Brewing Base: Establish or expand cinnamon fermented wine production lines (e.g., at the Nanning base in Guangxi). Procure intelligent brewing equipment, constant-temperature fermentation tanks, and AIoT quality control systems to increase production capacity (target: tens of millions of bottles) and enhance quality control stability.

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● Raw Material Base: Co-develop cinnamon (cassia) cultivation bases (securing premium producing areas such as Liuchen cinnamon) and establish a raw material traceability system to ensure compliance with cinnamic alcohol content standards. Support the initiative with GMP workshop upgrades, constant-temperature warehousing, and cold chain logistics center construction.

● Process Enhancement: Optimize cinnamon fermentation techniques, such as the “Microbial Fan Method,” and bridge pilot-scale trials with commercial production to reduce costs while improving yield and the retention of functional components.

Efficacy R&D and Compliance Verification

We intend to use 20% of the proceeds from the offering for efficacy R&D and compliance verification.

● Efficacy R&D: Upgrading the extraction process for active ingredients of Cinnamon (such as rich content: cinnamaldehyde, cinnamic acid, kaempferol, chlorogenic acid, DL-stachydrine, isoliquiritigenin, formononetin), optimizing formulations (e.g., combining with medicinal and edible ingredients like ginseng, goji berries, and astragalus), and validating efficacy in areas such as anti-fatigue, warming yang, and immune regulation (through third-party clinical/animal studies).

● Compliance Applications: FDA NDI/GRAS certification (for Cinnamon ingredient safety), China Blue Hat/health food registration, label compliance (rigorous functional claims), ingredient testing, and data filing.

● Technical Platform: Cinnamon wellness wine R&D laboratory, flavor optimization platform, stability studies (shelf life, storage conditions), and establishment of quality standards (e.g., cinnamyl alcohol content, heavy metal residues, microbial indicators).

Global Brand Building and Marketing

We intend to use 15% of the proceeds from the offering for global brand building and marketing.

● International Positioning: Cultivate the image of a premium cinnamon-infused health liquor, focusing on “Eastern Wellness + Scientific Validation.” Collaborate with KOLs (in health, wellness, and liquor sectors) and conduct content marketing (cinnamon culture, healthy lifestyle).

● Marketing Promotion: Host offline tasting events in North America, Southeast Asia, and Europe; implement online digital marketing (social media, e-commerce platforms) and holiday promotions. Develop premium packaging designs (custom gift boxes, private cinnamon forest + private cellar services) to enhance brand premium value.

● Cultural Promotion: Promote cinnamon wellness culture overseas through activities such as the “Royal Health Liquor Cultural Festival,” strengthening brand recognition and user loyalty.

Global Channel Expansion and Retail Network

We intend to use 10% of the proceeds from the offering for global channel expansion and retail network.

● Overseas Channels: Access to North American retail chains/liquor stores/duty-free shops, distribution in Southeast Asian pharmacies/health food stores, operation of e-commerce platforms (Amazon, iHerb, local platforms), and establishment of a cross-border logistics system (ensuring product timeliness and quality).

● Domestic Channels: Chain pharmacies, health management centers, high-end dining establishments, private membership systems (for repurchase and user retention), and expansion into group purchase markets (corporate benefits, customized gifts).

● Team Building: Recruitment and training of overseas sales, marketing, and regulatory teams, establishment of local operation centers, and adaptation to the consumption habits and compliance requirements of different markets.

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Corporate Operations

We intend to use 10% of the proceeds from the offering for corporate operations.

● Daily Operations: Employee salaries (R&D, production, marketing, and management teams), office space rental, IT system construction (ERP, CRM, inventory management systems).

● Financial Reserves: Supplement working capital, repay debts (such as bridge loans), cover unexpected compliance costs (e.g., FDA inspections, label corrections), and cover listing-related expenses (underwriting fees, legal fees, accounting fees, SEC registration fees, etc., typically accounting for 5%–7% of the total funds raised).

● Contingency Funds: Address raw material price fluctuations, changes in market demand, policy adjustments, and other unforeseen circumstances to ensure the company’s sustained operations.

Intellectual Property and Compliance Safeguards

We intend to use 5 % of the proceeds from the offering for corporate operations.

● Daily Operations: Employee salaries (R&D, production, marketing, and management teams), office space rental, IT system construction (ERP, CRM, inventory management systems).

● Financial Reserves: Supplement working capital, repay debts (such as bridge loans), cover unexpected compliance costs (e.g., FDA inspections, label corrections), and cover listing-related expenses (underwriting fees, legal fees, accounting fees, SEC registration fees, etc., typically accounting for 5%–7% of the total funds raised).

● Contingency Funds: Address raw material price fluctuations, changes in market demand, policy adjustments, and other unforeseen circumstances to ensure the company’s sustained operations.

Strategic M&A and Asset Integration

We intend to use 15% of the proceeds from the offering for corporate strategic M&A and asset integration.

● Patent Portfolio: Global filing and maintenance of patents for the cinnamon fermentation process, formulation patents, and packaging design patents to prevent imitation of technology and brand.

● Compliance Support: Engage compliance advisors in both China and the United States to address FDA/Chinese regulatory inspections, defend against product liability lawsuits, conduct label compliance reviews, and ensure advertising compliance (avoiding false efficacy claims).

● Trademark Protection: Global trademark registration (e.g., “Yugui Wine,” “Gui Power,” etc.), infringement monitoring and enforcement, and building a brand protection moat.

Globalization and International Expansion

We intend to use 10% of the proceeds from the offering for globalization and international expansion.

● Overseas Expansion: Establish overseas subsidiaries (North America, Southeast Asia, Europe), apply for local market access (such as EU Novel Food and Japan’s Functional Food Labeling certification), and set up local production bases (to reduce tariff and logistics costs).

● Cross-Border E-commerce: Upgrade cross-border e-commerce platforms, optimize payment and settlement systems, and establish close cooperation with cross-border logistics companies to enhance the user shopping experience.

The foregoing expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of the net proceeds will depend on business and market conditions as they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the net proceeds of this offering differently than as described in this prospectus. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Management Has Broad Discretion to Determine How to Use the Funds Raised in the Offering and May Use Them in Ways that May not Enhance our Results of Operations or the Price of Our Ordinary Shares.”

Pending any use of proceeds described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing, debt instruments or demand deposits.

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DIVIDEND POLICY

Even if our board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Ordinary Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Ordinary Share confers on the holder no equal share on the distribution of any surplus assets of the Company on its liquidation and no right to share in any distribution paid by the Company in accordance with the Companies Act and the Amended and Restated Memorandum and Articles of Association.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance and sale of 3,000,000 shares (without full exercise of the underwriter's over-allotment option) at an assumed initial public offering price of $5.00 per share, after deducting the estimated underwriting commissions and estimated offering expenses and assuming no exercise of the Underwriter's over-allotment option or the Underwriter's Warrants issued pursuant to this offering.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Share.

Without taking into account any other changes in net tangible book value after September 30, 2025, other than to give effect to our sale of the Ordinary Shares offered in this offering at the assumed initial public offering price of $5.00 per Ordinary Share, the mid-point of the estimated range of the initial public offering price, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us.

Per Ordinary Share
Assumed initial public offering price per Ordinary Share		$5.00
Net tangible book value per Ordinary Share as of September 30, 2025	$
Pro forma net tangible book value per Ordinary Share after this offering	$
Amount of dilution in net tangible book value per Ordinary Share to new investors in this offering	$

If any Ordinary Shares are issued upon exercise of outstanding warrants or options, you may experience further dilution.

The following table summarizes, on a pro forma basis as of March 12, 2026, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts and commissions and estimated offering expenses. The total number of Ordinary Shares does not include Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriter.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is a company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditor of our Company resides outside the United States and substantially all of their assets are located outside the United States.

As a result, it may not be possible for you to:

● effect service of process within the United States upon our non-U.S. resident directors or on us;

● enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

● enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We proposed to appoint ******., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

******, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by our CAY legal counsel, ******, that the courts of the CAY are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the CAY , to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, insofar as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the CAY of judgments obtained in the United States, the courts of the CAY will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the CAY , such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a CAY judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the CAY (awards of punitive or multiple damages may well be held to be contrary to public policy). A CAY Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the CAY Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the CAY Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any CAY Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertain.

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CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Guangxi Liuchen Gui Biotechnology Co., Ltd. was established in January 2019 and is headquartered in the Linjiang Industrial Park, Pingnan County, Guigang City, Guangxi. It is a high-tech enterprise specializing in the cultivation, research and development, deep processing, sales, and service of Liuchen Yugui (a premium variety of cinnamon). The company’s founder, Mr. Li Jian, is a native of Liuchen Town, Pingnan County. Deeply aware of the precious value and industrial challenges of Liuchen Yugui, he is committed to driving the transformation and upgrading of his hometown’s distinctive resources through technological innovation.

Faced with the severe situation where Liuchen Yugui had long been sold as raw material at low prices (only 6–8 yuan per kilogram), dampening farmers’ enthusiasm for cultivation, Mr. Li Jian collaborated with the inventor of the “Microbial Fan’s Method,” Fan Hailin, and his research team. After more than three years of core technological breakthroughs, the company successfully built the world’s first fully automated production line for Yuguijiu (cinnamon fermented wine) with an annual capacity of 50,000 tons on January 18, 2021. This breakthrough led to the launch of a revolutionary product—Guidongli · Chungui Tianxia Six-Flavor Yuguijiu Probiotic Biofermented Natural Active Nutritional Wine.

To meet strategic development needs, the company has relocated entirely to Beijing and is transitioning toward a group-oriented structure. It is now headquartered at No. 1 Chang’an Street, located in the core political and economic district of Beijing, at the heart of Oriental Plaza and Wangfujing Street. The company has been renamed Beijing Guidongli Biotechnology Co., Ltd.

Corporate Structure

The following diagram illustrates our corporate structure, including our principal subsidiaries

Chungui International BioTech Group Co., Ltd. (Cayman)

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our historical consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Special Note Regarding Forward-Looking Statements, “ “Risk Factors “ and elsewhere in this prospectus. We assume no obligation to update any of these forward-looking statements.

Overview of our Company

Chungui International BioTech Group Co., Ltd. is a high-tech enterprise focused on the research and development of medicinal and edible homology biotechnology fermentation and the creation of health and wellness products. Its core mission is to transform traditional resources of six-aged cassia bark into high-value health consumer goods. Supported by its self-developed core technology, the “Fan’s Microbiological Method,” the company has pioneered a new category of “medicinal and edible homology natural active nutritional wines.” It has established six product systems covering both mid-to-high-end and mass consumer markets, achieving comprehensive coverage across various consumption scenarios and needs.

Key Factors Affecting Our Business

The dilemma of “high quality but not high price” is a common issue faced by many traditional Chinese specialties. The underlying cause lies in the unreasonable distribution of value across the industrial chain: the cultivation stage lacks standardization and scale, outdated processing technologies result in low added value, and insufficient brand building in the sales stage forces price-based competition.

A detailed analysis reveals that the industry's challenges manifest in four dimensions: in terms of technology, the lack of deep-processing capabilities confines producers to selling raw materials; in the market dimension, the absence of brand premium leads to homogeneous competition; in the industrial chain dimension, fragmented links prevent synergistic effects; and in the policy dimension, the lack of systematic industrial planning and support further exacerbates the situation.

Competition

We believe that competition is shifting from purely product- or service-based rivalry to an ecosystem competition driven by multiple factors such as technological innovation, payment reforms, and changing market demands. This is specifically reflected in the following aspects: technology and R&D competition, payment and channel competition, market and demand competition, business model and ecosystem competition, and internationalization competition

Foreign Currency Risk

A majority of our transactions are denominated in Renminbi (“RMB”), and a significant portion of our assets and liabilities are also denominated in RMB. RMB is not freely convertible into foreign currencies. In the People's Republic of China (PRC), certain foreign exchange transactions must, by law, be conducted exclusively through authorized financial institutions at exchange rates specified in the H.10 statistical release of the U.S. Federal Reserve Board. Any remittances in currencies other than RMB that we make in China must be processed through the People's Bank of China (“PBOC”) or other Chinese foreign exchange regulatory bodies, which require specific supporting documentation to facilitate the remittance.

To the extent that we need to convert U.S. dollars into RMB for capital expenditures, working capital, or other business purposes, any appreciation of the RMB against the U.S. dollar would adversely affect the amount of RMB we receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars for purposes such as paying dividends, making strategic acquisitions or investments, or other business needs, an appreciation of the U.S. dollar against the RMB would negatively impact the amount of U.S. dollars available to us.

Impact of Covid-19 Pandemic

The COVID-19 pandemic has historically negatively impacted our business operations and financial performance. In particular, we have experienced occasional delays, interruption of our sales and marketing efforts and R&D efforts due to travel, workplace or social restrictions. The impact of the COVID-19 pandemic on the Company was insignificant since 2022 because our IT functions could be carried out remotely.

Critical Accounting Policies

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures.

We believe that the following accounting policies are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

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Revenue recognition

The Group accounts for revenue recognition in accordance with ASC Topic 606, Revenue from contracts with Customers (“ASC 606”). The Company provides a comprehensive range of IT and business management consulting, IT solution services and Product sales, which primarily are on a time-and-expense basis, or fixed-price basis. Revenue is recognized when control of promised goods or services is transferred to the Group's customers in an amount of consideration to which an entity expects to be entitled to in exchange for those services. Revenue includes reimbursements of travel and out-of-pocket expenses, with equivalent amounts of expense recorded in cost of revenues.

Product sales

Clients purchase our readily available products based on their needs. Revenue of product sales is recognized at a point in time when control is transferred to the customers, which generally occurs when the product is accepted by the customer.

The Company is subject to value added tax (the “VAT”) that is imposed on and concurrent with the revenues earned for services provided in the PRC. The Company's applicable value added tax rate is 6% and 13%. VAT is recorded as a reduction of revenues when incurred.

Income taxes

We account for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized, when it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

INDUSTRY OVERVIEW

The growth of the health and wellness industry

China's healthcare industry is currently in a period of rapid growth, characterized by both scale expansion and structural upgrading. According to industry white papers, the overall scale of the healthcare industry reached 11.5–12 trillion yuan in 2024, representing a year-on-year growth of approximately 9%–10%. The core drivers of this growth are primarily attributed to the expansion of sectors such as medical services, digital health, and consumer health-related spending. Looking ahead, growth will be driven by five key trends: First, the surge in the silver economy is creating a trillion-yuan market, with rapidly increasing demand for special medical foods and chronic disease management. Second, the leap in intelligent technologies, represented by generative AI and robotics, is reshaping the entire value chain from drug R&D to home care. Third, China's pharmaceutical innovations are accelerating their global expansion, with companies gaining new growth momentum through IP exports. Fourth, the platform-like nature of bio-manufacturing is demonstrating its potential to reshape multiple industries. Fifth, under the dual guidance of policy and market forces, the concept of health consumption is shifting from “disease treatment” to “proactive health and prevention,” driving the industry toward more precise and personalized development.

BUSINESS

Overview

We are a high-tech enterprise focusing on the research and development of medicinal-food homologous biotransformation technology and the development of health products. Our core mission is to transform traditional six-Chen Yugui resources into high-value health consumer goods. Leveraging our independently developed “Microbial Fan's Method” as the core technical support, we have innovatively created a new category of “medicinal-food homologous natural active nutritional wine.” We have established six product systems that cover both mid-to-high-end and mass consumer markets, comprehensively addressing different consumption scenarios and needs.

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Our Mission

Our mission is to: Empower natural essences with modern biotechnology, and through safe and effective health products and services, foster proactive healthy lifestyles, enhance quality of life, and make health an accessible daily reality for everyone.

Our Strengths

Core Technology Research and Development

1.Technological Barriers of the Fan’s Microbial Method

(1) Patent Portfolio: Prior to 2025, the company will utilize eight authorized core patents to establish a foundational technological protection network. From 2026 to 2035, the original technology patents will be phased out, and over 30 new core patents will be filed in stages, covering key technical areas such as microbial strain optimization, fermentation process innovation, and active ingredient detection methods. This will continuously reinforce the technological moat.

(2) Process Advantages: This technology increases the release rate of cinnamon core components by 3–5 times, with the bioavailability of cinnamaldehyde reaching 76.3%. The fermentation cycle is shortened to 18 days, significantly improving production efficiency compared to traditional processes. Additionally, it achieves a 78% reduction in energy consumption and a 92% decrease in wastewater discharge, combining technical advancement with environmental friendliness.

(3) R&D Investment and Ongoing Projects: The company allocates 8% of its annual revenue to R&D, ensuring sustained investment in technological innovation. Plans include establishing joint laboratories with six universities and research institutions to enhance industry-academia-research collaboration. Current R&D projects focus on optimizing fermentation pathways through synthetic biology and AI-assisted formula design, further improving technology conversion efficiency and product iteration capabilities.

2.Core Technology Conversion Achievements

(1) Active Ingredient Enrichment: Through core technology fermentation conversion, the product is enriched with 12 core nutrients, including cinnamon polyphenols, SCFAs, and GABA. The total antioxidant activity reaches 12,500 ORAC units, providing clear health value support.

(2)Safety Certification: The product has obtained FDA GRAS certification, with acute toxicity LD50 > 15g/kg, meeting food safety standards. This lays a solid foundation for market promotion and consumer acceptance.

Employees

As of March 12, 2026, we had 22 full-time employees, all based in China. The following table sets forth a breakdown of employees categorized by function as of March 12, 2026:

	Number of
	Employees	Percentage
IT professional	1	4.5%
Sales and Marketing	3	13.6%
Administrative	15	68.3%
Research and development	3	13.6%
Total	22	100%

We have developed various methods to ensure that our employees are adequately and correctly trained for the functions they perform and are aware of the legislation affecting our business. Our success depends on our ability to attract, retain, and motivate qualified employees. We endeavor to offer our employees competitive compensation packages and a positive, dynamic, and creative work environment. We believe that we maintain a good working relationship with our employees, and we have not experienced any material employment disputes or work stoppages.

We enter into standard employment contracts with our employees. We also enter into standard confidentiality agreements with all of our employees. None of our employees are represented by a labor union or collective bargaining agreements.

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Facilities

Our headquarters are located in China. We lease an aggregate of approximately 1000 square meters for our principal office space in Beijing, China. We believe that our facilities are adequate for our current needs

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising from the ordinary course of business. Any litigation or other legal or administrative proceedings, regardless of the outcome, is likely to result in substantial costs and diversion of our resources, including our management's time and attention.

REGULATION

Our Group is subject to the laws and regulations of China, where all of our Group Companies carry on their business and operations. This section sets forth a summary of the most significant rules and regulations that affect our business activities in China. They are not exhaustive and are only intended to provide some general information to prospective investors. They are neither designed nor intended to be a substitute for professional advice. We recommend that prospective investors should consult their own advisers regarding the implications of such laws and regulations on our Group.

OVERVIEW OF THE PRC LAWS AND REGULATIONS

This section sets forth a summary of the principal PRC laws and regulations that are applicable to our business operations in Mainland China.

Regulations Relating to Foreign Investment

The Market Entrance Rules for Foreign Investment

Market entrance for investment activities in Mainland China by foreign investors is mainly governed by the Guidance Catalog of Encouraged Industries for Foreign Investment (2022 Version), or the Catalog, which was promulgated by the Ministry of Commerce, or the MOFCOM, and the National Development and Reform Commission, or the NDRC, on July 29, 2022, and became effective on January 1, 2023, and the Special Administrative Measures (Negative List) for the Entrance of Foreign Investment (2021 Version), or the Negative List, which was promulgated by the MOFCOM and the NDRC on December 27, 2021 and became effective on January 1, 2022. The Catalog lists the encouraged industries for foreign investment, and the Negative List identifies the prohibited and restricted industries for foreign investment. If the investment falls within an “encouraged” category in the Catalog, such foreign investment can be conducted through the establishment of a wholly foreign-owned enterprise. If the investment falls within the “restricted” category on the Negative List, such foreign investment may be conducted through the establishment of a joint venture enterprise, with varying minimum shareholdings for the Mainland China party, depending on the particular industry. If the investment falls within a “prohibited” category on the Negative List, no foreign investment of any kind is allowed. Any investment that occurs within an industry not falling into any of the three categories mentioned above is classified as a permitted industry for foreign investment.

We do not believe that our activities fall within any restricted or prohibited category on the Negative List.

Foreign Investment Law

The Foreign Investment Reporting Measures establish an online reporting system for foreign investment, replacing the previous requirement of MOFCOM filing and/or approval procedures. Under these measures, for foreign investment conducted directly or indirectly within Mainland China, foreign investors or Foreign-Invested Enterprises (FIEs) must submit investment information regarding establishments, modifications, and dissolutions, as well as annual reports of the FIEs, through the online reporting system.

On December 19, 2020, the National Development and Reform Commission (NDRC) and the Ministry of Commerce (MOFCOM) promulgated the Measures for Security Review of Foreign Investment, which took effect on January 18, 2021. These measures stipulate that a security review must be conducted for foreign investments that affect or are likely to affect national security. Consequently, the Foreign Investment Security Review Mechanism was established to oversee the organization, coordination, and guidance of foreign investment security reviews. A working mechanism office, led by the NDRC and MOFCOM, will be set up to handle routine tasks related to the security review of foreign investment.

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According to the Measures for Security Review of Foreign Investment, foreign investment activities that fall within specified scopes—such as important cultural products and services, critical information technologies and Internet products and services, key securities services, and other significant fields concerning national security—require a foreign investor or a relevant party in the PRC to proactively declare to the working mechanism office before making the investment, particularly when obtaining ultimate control over the invested enterprise.

The PRC Company Law

Pursuant to the PRC Company Law (2023 Revision), which was promulgated by the Standing Committee of the National People's Congress, or the SCNPC, on December 29, 2023 and will become effective on July 1, 2024, the establishment, operation and management of corporate entities in Mainland China are governed by the PRC Company Law. The PRC Company Law defines two types of companies: limited liability companies and companies limited by shares. Our PRC subsidiaries are limited liability companies. Unless otherwise stipulated in the relevant laws on foreign investment, FIEs are also required to comply with the provisions of the PRC Company Law.

Regulations Relating to Cybersecurity, Data Security and Privacy Protection

Regulations on Cyber Security

The Personal Information Protection Law delineates the role of the personal information processor in the handling of personal information. It also outlines the obligations pertinent to entrusted processing. When a personal information processor delegates the processing of personal information to another party, the following stipulations apply: 1) The personal information processor must reach an agreement with the agent on critical aspects such as the purpose, duration, method of entrusted processing, type of information, and protective measures, while also overseeing the agent's processing activities; 2) The agent is required to process personal information strictly within the agreed scope, ensure the security of the processed information, and assist the personal information processor in fulfilling their legal obligations.

On September 28, 2023, the Cyberspace Administration of China (CAC) released the Provisions on Regulating and Promoting Cross-Border Data Flows (Draft for Comments) for public feedback. Subsequently, on March 22, 2024, the CAC issued the official version, titled the Provisions on Promoting and Regulating Cross-Border Data Flows (hereinafter referred to as the “Official Provisions”), which took effect immediately upon publication. The Official Provisions elucidate the applicable criteria for data processors involved in cross-border data transfers, encompassing security assessments, standard contracts for the outbound transfer of personal data, and personal information protection certifications.

We are bound by the privacy protection laws and regulations of the People's Republic of China, as detailed above, due to our potential access to certain data belonging to our customers and the end users of our customers. To ensure compliance with applicable laws, regulations, and prevailing industry practices, we have instituted stringent data protection policies governing the collection, use, storage, transmission, and dissemination of such information.

Regulations Relating to Intellectual Property

Copyrights

Copyrights in the PRC, including copyrighted computer software, are principally protected under the Copyright Law of the PRC and its implementation rules. The Copyright Law of the PRC was promulgated on January 17, 2021 and became effective on June 1, 2021 (the “Copyright Law”). Pursuant to the Copyright Law, the term of protection for copyrighted computer software shall be 50 years. Reproducing, distributing, performing, projecting, broadcasting or compiling a work or communicating the same to the public via an information network without permission from the owner of the copyright therein, unless otherwise provided in the Copyright Law of the PRC and related rules and regulations, shall constitute infringements of copyrights. The infringer shall, according to the circumstances of the case, undertake to cease the infringement, take remedial action, and offer an apology, pay damages, etc.

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Trademarks

RC (2019 Revision) and its Implementation Rules (2014 Revision), collectively referred to as the Trademark Laws, stipulate that the right to exclusive use of a registered trademark is confined to those trademarks approved for registration and to the goods and/or services for which such use has been authorized. The validity period of a registered trademark spans ten years, commencing from the date of registration approval, and can be extended for an additional ten years, provided the requisite application procedures are completed within twelve (12) months prior to the expiration of the validity period. Should the registrant fail to apply for renewal in a timely manner, a grace period of six (6) additional months may be granted. However, if renewal is not sought before the grace period elapses, the registered trademark will be deregistered.

Under the Trademark Laws, the Trademark Office of the State Administration for Market Regulation, herein referred to as the Trademark Office, is tasked with the nationwide registration and administration of trademarks. The Trademark Office adheres to the “first-to-file” principle for trademark registration; if multiple applicants seek registration for identical or similar trademarks for the same or similar commodities, the application submitted first will receive preliminary approval and be publicly announced.

Furthermore, the Trademark Laws assert that the unauthorized use of a trademark identical to or similar to a registered trademark in connection with the same or similar goods and/or services constitutes an infringement of the exclusive right to use a registered trademark. CQFT holds one registered trademark in Mainland China.

Domain Names

Domain names in China are regulated by the Administrative Measures on the Internet Domain Names promulgated by the Ministry of Industry and Information Technology, or the MIIT, on August 24, 2017 and became effective on November 1, 2017. Pursuant to which, “domain name” shall refer to the character mark of hierarchical structure, which identifies and locates a computer on the internet and corresponds to the internet protocol (IP) address of that computer. Unless otherwise provided in relevant rules, the principle of “first-to-file” is applied to domain name registration service. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Relating to Labor Protection

The Labor Laws

Pursuant to the Labor Law of the PRC (2018 Revision) promulgated and effective on December 29, 2018, companies must negotiate and execute employment contracts with their employees based on the principle of fairness. Companies must establish and strengthen an employment hygiene system, strictly implement the national labor safety and health rules and standards, deliver occupational health and safety education to employees, prevent work-related accidents, and reduce occupational hazards. In addition, employers and employees shall purchase social insurances and pay for social insurance fees in compliance with the applicable PRC laws.

The Labor Contract Law of the PRC (2012 Revision), which was promulgated on December 28, 2012 and became effective on July 1, 2013, and the Implementation Regulations on Labor Contract Law, which was promulgated and became effective on September 18, 2008, collectively the Labor Contract Laws, serve as the primary law regulating the labor contract relationship between companies and their employees in respects such as the concluding, performing, alternation, dissolution and termination of a labor contract, requirements on probation period, payment of remuneration and economic compensation, labor dispatches as well as social security premiums. Pursuant to the Labor Contract Laws, an employment relationship is established between the employer and the employee from the day of employment, a written employment contract shall be executed. Moreover, employers shall pay wages that are no lower than the local minimum wage standards to their employees, and are prohibited from forcing their employees to work above certain time limit and shall pay employees for overtime work in accordance with national regulations.

The Social Insurance Law

Under the Social Insurance Law of the PRC (2018 Revision), which was promulgated and became effective on December 29, 2018, employers are required to pay basic pension insurance, unemployment insurance, basic medical insurance, employment injury insurance and maternity insurance for their employees at specified percentages of the salaries of the employees, up to a maximum amount specified by the local government regulations from time to time, and employees are required to pay basic pension insurance, unemployment insurance and basic medical insurance at specified percentages of their salaries. When an employer fails to pay social insurance premiums in full on a timely manner, the relevant social insurance collection agency shall order it to make up for any shortfall within a prescribed time limit, and may impose a late payment fee at the rate of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

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The Housing Provident Fund Regulation

In accordance with the Administrative Regulation on Housing Provident Fund (2019 Revision) which was promulgated and became effective on March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing their employees' housing provident funds. Employer and employee are required to pay housing provident funds at an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. If an employer fails to conduct housing provident fund registration or open housing provident fund accounts for its employees, the relevant housing provident fund administrative center will order it to complete such registration and open accounts within a prescribed time limit, a fine up to RMB50,000 may be imposed if such employer fails to do so at the given time limit; if the employer fails to pay housing provident fund in part or in full, the relevant housing provident fund administrative center shall order it to pay the outstanding amount within a particular time frame, and if such employer fails to comply with such order, the relevant housing provident fund administrative center may apply for compulsory execution.

Regulations Relating to Taxation

Enterprise Income Tax (“EIT”)

Pursuant to the Enterprise Income Tax of the PRC which was promulgated by the SCNPC on March 16, 2007 and last amended on December 29, 2018, and the Regulations on the Implementation of Enterprise Income Tax Law of the PRC which was promulgated by the State Council on December 6, 2007 and last amended on April 23, 2019, collectively the EIT Laws, EIT shall be applicable at a uniform rate of 25% to both resident and non-resident enterprises. Resident enterprises are defined as enterprises that are established in Mainland China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but have a de facto management body in Mainland China. Non-resident enterprises are defined as enterprises that are established under the laws of foreign countries and have no de facto management body within Mainland China, but have established institutions or premises in Mainland China, or have no such institutions or premises but have income generated from Mainland China. EIT shall be payable by a resident enterprise for income sourced within or outside Mainland China. EIT shall be payable by a non-resident enterprise, for income sourced within Mainland China by its institutions or premises established in Mainland China, and for income sourced outside Mainland China for which the institutions or premises established in Mainland China have a de facto relationship. Where the non-resident enterprise has no institutions or premises established in Mainland China or has income bearing no de facto relationship with the institution or premises established in Mainland China, EIT shall be payable by the non-resident enterprise only for income sourced within Mainland China at the rate of 20%.

Pursuant to the Administrative Measures on the Accreditation of High and New Technology Enterprise (“HNTE”), which was promulgated on January 29, 2016 and became effective as of January 1, 2016, enterprises that have been accredited as high-new technology enterprises can enjoy a preferential income tax rate of 15% in accordance with relevant EIT Laws for a period of consecutive three (3) years, commencing from the year that such high-tech certificate has been obtained.

Value-Added Tax (“ VAT”)

Pursuant to the Interim Regulations on Value-added Tax of the PRC promulgated by the State Council on December 13, 1993 and were recently amended on November 19, 2017, and the Detailed Rules on the Implementation of Interim Regulation on Value-added Tax of the PRC promulgated by the Ministry of Finance, or the MOF, on December 25, 1993 and were recently amended on October 28, 2011, collectively the VAT Laws, all entities and individuals in Mainland China engaging in the sales of goods, provision of processing services, repairs and replacement services, sales services, intangible assets, real estate and the importation of goods are required to pay VAT at the rate of 17%, unless otherwise stated.

According to the Circular on Adjusting Value-added Tax Rates, which was promulgated by the MOF and the State Administration of Taxation, or the SAT, on April 4, 2018 and became effective on May 1, 2018, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 17% and 11% tax rates are lowered to 16% and 10%, respectively.

According to the Circular on Policies to Deepen Value-added Tax Reform, which was promulgated by the MOF, the SAT and the General Administration of Customs on March 20, 2019 and became effective on April 1, 2019, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9%, respectively. As of the date of this prospectus, the VAT rate applicable to our sales of services and products is 6% and 13%.

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Withholding Tax

Pursuant to the EIT Laws, except as otherwise provided by relevant tax treaties with the PRC government, dividends paid by foreign-invested enterprises to foreign investors which are non-resident enterprises and which have not established or operated premises in Mainland China, or which have established or operated premises but where their income has no de facto relationship with such establishment or operation of premises shall be subject to a withholding tax of 10%. Pursuant to the Notice of the State Administration of Taxation on Issuing the Agreement between the Government of the People’s Republic of China and the Government of the Republic of Singapore on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Incomes, where the beneficial owner holding at least 25% of the equity interest of the foreign invested enterprise, the tax rate may be reduced to 5% when distributing dividends, if the beneficial owner is a company (except for a partnership), and the tax rate may be reduced to 10% otherwise.

Moreover, according to the Circular on Issues Relating to “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by the SAT and took effect on April 1, 2018, a “beneficial owner” shall mean a person who has ownership and control over the income, and the rights and property from which the income is derived. When determining the applicant's status of being a “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, a comprehensive analysis shall be taken into account with the actual conditions of the specific case. In general, the following factors are unfavorable for the determination of “beneficial owner” status of an applicant: (i) the applicant is obligated to pay 50% or more of the income, within 12 months from its receipt, to a resident of a third country (region), where the term “obligated” includes agreed obligations and de facto payment for which there is no agreed obligation; (ii) the business activities undertaken by the applicant do not constitute substantive business activities; (iii) the treaty counterparty country (region) does not levy, or exempts tax on the relevant income, or levies tax but with a very low actual tax rate; (iv) in addition to the loan contract based on which interest is derived and paid, there exist other loans or deposit contracts between the creditor and the third party, of which factors such as the amount, interest rate and date of execution are similar; and (v) in addition to the transfer contract for rights to use such as copyright, patent, technology, from which the royalties are derived and paid, there exist other transfer contracts for rights to use or ownership in relation to copyright, patent, technology between the applicant and a third party.

Pursuant to the Notice on the Relevant Issues Concerning the Implementation of Dividend Clauses in Tax Treaties promulgated by the SAT and became effective on February 20, 2009, all of the following conditions shall be satisfied before the concession tax rate in a tax treaty can be enjoyed: (1) the tax resident obtaining dividends shall be restricted to the company as provided in the tax treaty; (2) among all the ownership equity interests and voting shares of the Mainland China resident company, the proportion directly owned by the tax resident complies with the prescribed proportions under the tax treaty; and (3) the proportion of the equity interests of Mainland China resident company directly owned by such tax resident complies with, at all times within the twelve months before obtaining the dividends, the proportions specified in the tax treaty.

Pursuant to the Announcement on Issuing the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers promulgated by the SAT on October 14, 2019 and became effective on January 1, 2020, entitlement to treaty benefits for non-resident taxpayers shall be handled by means of “self-judgment of eligibility, declaration of entitlement, and retention of relevant materials for future reference” . Where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect and retain relevant materials for future reference in accordance with the provisions of these Measures, and shall accept the follow-up administration by the relevant tax authorities. Relevant materials proving the status of “beneficial owner” shall be retained in the case of entitlement to treaty benefits relating to dividend, interest and royalty.

Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in Mainland China are the Foreign Exchange Administration Regulations, promulgated by the State Council in 1996 and most recently amended in 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of Mainland China to pay capital expenses such as the repayment of foreign currency-denominated loans.

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In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, or the SAFE Circular 59, and was most recently amended in 2015, which substantially amends and simplifies the current foreign exchange procedures. Pursuant to the SAFE Circular 59, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts, and guarantee accounts, the reinvestment of Renminbi proceeds derived by foreign investors in Mainland China, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously.

In February 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or the SAFE Circular 13, pursuant to which, instead of applying for approval regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals may apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of SAFE, may directly review the applications and conduct the registration.

In March 2015, SAFE issued the Circular of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or the SAFE Circular 19, pursuant to which, a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). In addition, for the time being, foreign-invested enterprises are allowed to settle 100% of their foreign exchange capital on a discretionary basis. A foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business. Where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

In June 2016, SAFE promulgated Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or the SAFE Circular 16, pursuant to which, in addition to foreign currency capital, enterprises registered in Mainland China may also convert their foreign debts, as well as repatriated funds raised through overseas listing, from foreign currency to Renminbi on a discretionary basis. SAFE Circular 16 also reiterates that the use of capital so converted shall follow “the principle of authenticity and self-use” within the business scope of the enterprise. According to SAFE Circular 16, the Renminbi funds so converted shall not be used for the purposes of, whether directly or indirectly, (i) paying expenditures beyond the business scope of the enterprises or prohibited by laws and regulations; (ii) making securities investment or other investments (except for banks ' principal-secured products); (iii) granting loans to non-affiliated enterprises, except as expressly permitted in the business license; and (iv) purchasing non-self-used real estate (except for the foreign-invested real estate enterprises).

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records, and audited financial statements; and (ii) domestic entities shall hold income to account for previous years' losses before remitting the profits. Further, pursuant to the SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

On April 10, 2020, SAFE issued the Notice on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business, or the SAFE Circular 8, it provides that under the condition that the use of the funds is genuine and compliant with current administrative provisions on use of income relating to capital account, enterprises are allowed to use income under capital account such as capital funds, foreign debts and overseas listings for domestic payment, without submission to the bank prior to each transaction of materials evidencing the veracity of such payment.

Regulations Relating to Dividend Distribution

The principal laws and regulations regulating dividend distributions by FIEs in Mainland China include the Company Law of the PRC, the Foreign Investment Law and its Implementation Rules, pursuant to which, wholly foreign-owned enterprises in Mainland China may pay dividends only out of their accumulated profits, if any, as determined in accordance with relevant PRC accounting standards and regulations, and shall not distribute any profits until any losses from prior fiscal years have been offset. Additionally, these FIEs may not pay dividends unless they set aside at least 10% of their respective accumulated profits after tax each year, if any, to fund certain reserve funds, until the cumulative amount of such fund reaches 50% of the enterprise's registered capital, these reserves are not distributable as cash dividends. FIEs also may allocate a portion of their after-tax profits based on relevant PRC accounting standards to fund their employee welfare and bonus at their discretion.

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Regulations Related to Foreign Exchange Registration of Offshore Investment by Mainland China Residents

In July 2014, SAFE issued the Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose judgements, or the SAFE Circular 37. The SAFE Circular 37 regulates foreign exchange matters in relation to the use of offshore special purpose judgmentals, or “SPVs”, by Mainland China residents or entities to seek offshore investment and financing or conduct round trip investment in Mainland China. Under SAFE Circular 37, an SPV refers to an offshore entity established or controlled, directly or indirectly, by Mainland China residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate domestic or offshore assets or interests, while “round trip investment” refers to the direct investment in Mainland China by Mainland China residents or entities through SPVs, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. The Circular 37 requires that, before making a contribution into an SPV, Mainland China residents or entities are required to complete foreign exchange registration with the SAFE or its local branch.

In February 2015, SAFE promulgated the SAFE Circular 13. SAFE Circular 13 has amended SAFE Circular 37 by requiring Mainland China residents or entities to register with qualified banks instead of the SAFE or its local branch in connection with their establishment of an SPV.

In addition, pursuant to the SAFE Circular 37, an amendment to registration or subsequent filing with qualified banks by such Mainland China resident is also required if there is a material change with respect to the capital of the offshore company, such as any change of basic information (including change of such Mainland China residents, change of name and operation term of the SPV), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. Failure to comply with the registration requirements as set forth in both the SAFE Circular 37 and the SAFE Circular 13, misrepresent on or failure to disclose controllers of foreign-invested enterprises that are established by round-trip investment may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent company or affiliates, and may also subject relevant Mainland China residents to penalties under the Foreign Exchange Administration Regulations of the PRC.

As of the date of this prospectus, Shangzhi Tong Holding Co.,Ltd. is a wholly-owned subsidiary of CQFT Incorporation is not subject to foreign exchange registration under the SAFE Circular 37 or the SAFE Circular 13, and, has completed its overseas direct investment procedures according to the applicable laws of the PRC. However, we may not be informed of the identities of all the Mainland China residents holding direct or indirect interest in our company, and we have no control over any of our future beneficial owners. Thus, we cannot provide any assurance that our current or future Mainland China resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE rules. See “Risk Factor — Risks relating to doing business in China — PRC laws and regulations relating to offshore investment activities by Mainland China residents may subject our Mainland China resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to increase its registered capital or distribute profits to us.”

Regulations Relating to M&A and Overseas Listing

On August 8, 2006, six PRC governmental and regulatory agencies, including the MOFCOM and the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006, and was amended on June 22, 2009. The M&A Rules, among other things, requires that offshore SPVs that are controlled by Mainland China companies or individuals and that have been formed for overseas listing purposes through acquisitions of Mainland China domestic interests held by such companies or individuals, shall obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

Our PRC counsel, Our counsel, has advised us that, based on its understanding of current PRC laws, rules and regulations, and the M&A Rules, the CSRC approval is not required in the context of this offering given that: (i) CQFT Shenzhen was controlled by a foreign-invested enterprise at the time of its acquisition, and (ii) no explicit provision in the M&A Rules classifies the respective share structure like ours falling within the M&A Rules. Notwithstanding the above opinion, our PRC counsel, Our counsel, has further advised us that uncertainties exist as to how the M&A Rules will be interpreted and implemented and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approvals are required regarding this offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies.

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On February 17, 2023, the CSRC promulgated the Trial Measures and five (5) supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer or list securities overseas, both by direct and indirect means, shall submit the filing materials with the CSRC as required by the Trial Measures within three (3) business days following its submission of an application with overseas securities regulatory authorities for its initial public offering or listing. If the PRC domestic company fails to complete required filing procedures, conceals any material fact or falsifies any major content in its filing materials, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

The Trial Measures outline the circumstances where PRC domestic companies are prohibited from offering and listing securities overseas, if such overseas offering and listing made by domestic companies (i) are explicitly prohibited by laws; (ii) may endanger national security as determined by relevant competent departments under the State Council; (iii) involve criminal offenses that disrupt the PRC economy, such as corruption, bribery, embezzlement, or misappropriation of property by such domestic company, the controlling shareholder, and/or actual controller in the recent three years; (iv) involve such domestic company in investigations for suspicion of criminal offenses or major violations of laws and regulations; or (v) involve material ownership disputes over the shares held by the controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. We believe that our application for our offering and listing on Nasdaq does not fall under the aforementioned circumstances that prohibit such overseas listing under the Trial Measures.

On February 24, 2023, the CSRC, together with the Ministry of Finance, the National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a PRC domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a PRC domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company and our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Any new laws and regulations issued by the PRC authorities may subject us to additional compliance requirements. We cannot assure you that we will be able to comply with all the new regulatory requirements under the Trial Measures, the revised Provisions, or any future implementing rules on a timely basis, or at all. Any failure by us to fully comply with the new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless. See “Risk Factor — Risks relating to doing business in China — The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future.”

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Qiugui, Yang	[40]	CEO, Director and Chairman of the Board
Shanxi, Huang	[52]	CFO

Employment Agreements, Director Agreements and Indemnification Agreements

Employment Agreements with Executive Officers

We have entered into individual employment agreements with each of our executive officers. Key terms of these agreements include the following:

Term of Employment

Each executive officer’s initial employment term is one year, renewable for additional terms upon mutual written agreement between the executive and the Company.

Compensation and Benefits

Executive officers are entitled to:

- A fixed annual salary;

- Eligibility to participate in any equity incentive plans we may adopt (terms determined by the board of directors from time to time);

- Other Company benefits (e.g., health insurance, paid time off), as approved by the board of directors.

Termination Provisions

1. Termination by the Company for Cause

We may terminate an executive officer’s employment at any time, without notice or additional remuneration, if the executive commits any of the following “cause” events:

- Conviction of, or plea of guilty or nolo contendere to, a felony;

- Grossly negligent or dishonest acts that harm the Company;

- Material breach of any provision of their employment agreement, or any confidentiality, intellectual property, or non-competition agreement with the Company.

Upon termination for cause, the executive will only be entitled to accrued and unpaid salary through the termination date. All other benefits will cease, except as required by applicable law. No severance payments will be provided.

2. Voluntary Termination by the Executive

An executive officer may voluntarily terminate their employment for any reason, provided the termination takes effect 30 days after the Company receives written notice of termination.

Upon voluntary termination, the executive will be entitled to:

- Accrued and unpaid salary and unused vacation through the termination date;

- All compensation and benefits that vested prior to the termination date.

3. Termination Without Notice

If an executive officer is terminated without prior notice, such termination will be deemed a “termination for cause” by the Company.

Confidentiality, Non-Competition, and Non-Solicitation Obligations

1. Confidentiality

Each executive officer has agreed not to:

- Use the Company’s confidential or proprietary information for personal purposes;

- Disclose, furnish, or make accessible to any third party, or use (other than in the ordinary course of the Company’s business), any confidential information or trade secrets of the Company—whether developed by the executive or others.

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2. Non-Competition

Each executive officer is bound by non-competition restrictions during their employment term and for six months after the last day of employment. These restrictions prohibit the executive from engaging in business activities that directly compete with the Company’s core operations.

3. Non-Solicitation

Each executive officer has agreed not to, during or after employment:

- Solicit or induce any employee of the Company or its affiliates to leave their employment (on the executive’s own behalf or on behalf of any third party);

- Solicit or induce any customer or prospective customer of the Company or its affiliates to reduce or terminate their business with the Company or its affiliates (on the executive’s own behalf or on behalf of any third party).

Director Agreements and Indemnification

Director Agreements (Independent Directors)

We will enter into individual director agreements with each of our independent directors. These agreements will formalize the terms of their engagement, including duties, meeting attendance requirements, and compensation (if applicable).

Indemnification Agreements

We will also enter into indemnification agreements with each director and executive officer. These agreements provide additional indemnification beyond what is set forth in our Memorandum and Articles of Association, covering liabilities, costs, and expenses (e.g., legal fees, judgments) arising from their service to the Company—subject to applicable law.

Retirement and Pension Benefits

We have not set aside or accrued any funds to provide pension, retirement, or similar post-employment benefits to our executive officers or directors.

Mandatory PRC Social Insurance Contributions

Our PRC subsidiaries are required by PRC law to make mandatory contributions to government-administered defined contribution plans on behalf of all employees (including executive officers based in China). These contributions cover:

- Pension insurance;

- Medical insurance;

- Unemployment insurance;

- Maternity insurance;

- Work-related injury insurance;

- Housing provident fund.

Contribution amounts are calculated as a fixed percentage of each employee’s salary, in accordance with local PRC regulations.

Board of Directors and Committees

Board Composition

Our board of directors currently comprises five directors. Consistent with NASDAQ Capital Market corporate governance rules— which require a majority of an issuer’s board to be independent directors—we maintain a majority of independent directors on our board.

Board Authority

The board of directors may exercise all powers of the Company, including:

- Borrowing money;

- Mortgaging the Company’s business, property, or uncalled capital;

- Issuing debentures or other securities (either to secure borrowed funds or as collateral for the Company’s or a third party’s obligations).

None of our non-executive directors have service contracts that provide for severance payments upon termination of their directorship.

Board Committees

We have established three standing committees of the board of directors, each with distinct responsibilities:

1. Audit Committee

2. Compensation Committee

3. Corporate Governance and Nominating Committee

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Details of each committee’s mandate, membership, and responsibilities are described below.

Audit Committee

Shanxi, Huang is the member of our Audit Committee; He serves as the chairman of the Audit Committee. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees.

We have adopted and approved a charter for the Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee shall:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor, and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and othis audit-related services, and approve in advance any non-audit service to be provided by the independent auditor;

●	monitor the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and review with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	oversee all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board of directors;

●	review and approve in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

●	provide oversight assistance in connection with legal, ethical, and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and make recommendations to the board of directors regarding corporate governance issues and policy decisions.

We have determined that Shanxi, Wang possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

Shanxi, Huang is members of our Compensation Committee; He serves as the chairman of the Compensation Committee. All members of our Compensation Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted a charter for the Compensation Committee.

In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and making recommendations to the board of directors regarding the salaries and othis compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices. The Compensation Committee shall:

●	approve compensation principles that apply generally to Company employees;

●	make recommendations to the board of directors with respect to incentive compensation plans and equity-based plans taking into account the results of the most recent rules to provide the shareholders with an advisory vote on executive compensation, generally known as “Say on Pay Votes” (Section 951 in The Dodd-Frank Wall Street Reform and Consumer Protection Act), if any;

●	administer and othiswise exercise the various authorities prescribed for the Compensation Committee by the Company’s incentive compensation plans and equity-based plans;

●	select a peer group of companies against which to benchmark/compare the Company’s compensation systems for principal officers elected by the board of directors;

●	annually review the Company’s compensation policies and practices and assess whethis such policies and practices are reasonably likely to have a material adverse effect on the Company;

●	determine and oversee stock ownership guidelines and stock option holding requirements, including periodic review of compliance by principal officers and members of the board of directors;

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Corporate Governance and Nominating Committee

Guiqiu, Yang is the member of our Corporate Governance and Nominating Committee; She serves as the chairman of the Corporate Governance and Nominating Committee. All members of our Corporate Governance and Nominating Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted a charter for the Corporate Governance and Nominating Committee.

In accordance with its charter, the Corporate Governance and Nominating Committee is responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies. The Corporate Governance and Nominating shall:

●	Identify and screen individuals qualified to become Board members consistent with the criteria approved by the board of directors, and recommend to the board of directors’ director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

●	Recommend directors for appointment to Board committees;

●	Make recommendations to the board of directors as to determinations of director independence;

●	Oversee the evaluation of the board of directors;

●	Make recommendations to the board of directors as to compensation for the Company’s directors;

●	Review and recommend to the board of directors the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company.

Director Independence

Our board of directors reviewed the materiality of any relationship that each of our directors has with us, eithis directly or indirectly, and the Company has determined that Qiugui, Yang is our ”independent directors” as defined by NASDAQ.

Code of Ethics

We have adopted a code of ethics that applies to all executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Family Relationships

Thise is no family relationship among any of our directors or executive officers.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association as amended and restated from time to time, and the class rights vested thiseunder in the holders of the shares. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. Our board of directors has all the powers necessary for managing and for directing and supervising our business affairs. The functions and powers of our board of directors include, among othiss:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

●	approving the transfer of shares in our Company, including the registration of such shares in our share register.

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Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until they are removed from office by ordinary resolution of our shareholders. A director will cease to be a director if, among othis things, the director (a) if gives notice in writing to the Company that he resigns the office of director; (b) if he or she absents himself or hisself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; (c) if dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or (d) if found a lunatic or becomes of unsound mind.

Our officers are elected by and serve at the discretion of the board of directors.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

● each of our directors, director appointees and executive officers;

● each person known to us to beneficially own more than 5% of our Ordinary Shares; and

● all of our directors and executive officers as a group.

The calculations in the table below are based on [*] Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the underwriter does not exercise their over-allotment option.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to subscribe for within 60 days of [*] through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all common shares that they beneficially own, subject to applicable community property laws. None of the stockholders listed in the table are a broker-dealer or an affiliate of a broker-dealer. None of the stockholders listed in the table are located in the United States and none of the Ordinary Shares held by them are located in the United States. Applicable percentage ownership is based on [*] Ordinary Shares outstanding as of [*].

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time. Our and the Companies Act, and common law of the Cayman Islands

Our Post-Offering Memorandum and Articles of Association

The meeting shall be held at such time and place as determined by our Board. All general meetings, excluding annual general meetings, shall be designated as extraordinary general meetings. The Directors may convene general meetings at their discretion. Additionally, general meetings shall be convened upon the written requisition of one or more shareholders entitled to attend and vote at our general meetings, provided they collectively hold at least ten percent of the voting rights at such meeting. This requisition must adhere to the notice provisions outlined in the articles, clearly state the purpose of the meeting, and be signed by each requisitioning shareholder. If the Directors fail to convene the requested meeting within 21 clear days from the date of receiving the written requisition, the requesting shareholders, or any of them, may proceed to convene the general meeting themselves within three months following the expiration of the 21-day period.

At least 7 clear days' notice must be provided to shareholders with over 1% of all ordinary shares entitled to attend and vote at any general meeting. This notice shall specify the venue, date, and time of the meeting, as well as the general nature of the business to be discussed. Furthermore, if a special resolution is proposed, the text of that resolution must be communicated to shareholders who hold over 1% shares. Notice of every general meeting shall also be extended to the Directors and our auditors.

Subject to the provisions of the Companies Act and with the consent of shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all eligible voters at a general meeting, a general meeting may be convened on shorter notice.

In the event of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Interested Directors. A director may vote on a contract or transaction in which he or she is interested, provided that the nature of the interest is disclosed by him or her at or prior to its consideration and any vote on that matter.

A director who is in any way, whether directly or indirectly, interested in a contract, transaction, or proposed contract or transaction with our Company must declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director, stating that he is a member of a specified company or firm and is to be regarded as interested in any contract or transaction that may subsequently be made with that company or firm, shall be deemed a sufficient declaration of interest regarding any such contract or transaction. Subject to the applicable listing rule requirements and disqualification by the chairman of the relevant board meeting, a director may vote on any contract, transaction, or proposed contract or transaction, notwithstanding his interest therein, provided he discloses to his fellow directors the nature and extent of any material interests. If he does so, his vote shall be counted, and he may be included in the quorum at any meeting of the directors where such contract or transaction, or proposed contract or transaction, is considered.

Dividends in any year shall be determined by our Board.

Liquidation. In the event of our winding up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution authorizing the liquidator to undertake either or both of the following actions: (i) distribute in specie among the shareholders the whole or any part of our assets, and for this purpose, value any assets and determine the manner of distribution among the shareholders or different classes of shareholders; and (ii) vest the whole or any part of the assets in trustees for the benefit of the shareholders and those liable to contribute to the winding up. The directors are authorized to present a petition for our winding up to the Grand Court of the BVI on our behalf without the need for a resolution passed at a general meeting.

Calls on Shares and Forfeiture of Shares. Subject to the terms of allotment, the directors may make calls on the shareholders for any unpaid monies on their shares, including any premium. Each shareholder shall, upon receiving at least 14 clear days' notice specifying the time and place for payment, pay the amount called on his shares. Shareholders registered as joint holders of a share shall be jointly and severally liable for all calls in respect of that share. If a call remains unpaid after it becomes due and payable, the person liable shall pay interest on the unpaid amount from the due date until payment is made, at the rate specified in the terms of allotment or the notice of the call, or at the rate of ten percent per annum if no rate is fixed. The directors may waive the payment of interest in whole or in part.

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Company. We are an exempted company with limited liability under the Companies Act. The Companies Act differentiates between ordinary resident companies and exempted companies. Any company registered in the BVI but primarily conducting business outside of the BVI may apply to be registered as an exempted company. The requirements for an exempted company are largely similar to those for an ordinary company, with the following exceptions:

● An exempted company is prohibited from trading in the BVI with any person, firm, or corporation, except in furtherance of its business conducted outside the BVI (for this purpose, it can execute and conclude contracts in the BVI and exercise all necessary powers in the BVI for conducting its business outside the BVI).

● An exempted company is not required to make its register of members open to inspection by its shareholders.

● An exempted company is not obligated to hold an annual general meeting.

● An exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are typically granted for an initial period of 20 years).

● An exempted company may register by way of continuation in another jurisdiction and be deregistered in the BVI.

● An exempted company may register as an exempted limited duration company.

● An exempted company may register as a segregated portfolio company.

“Limited liability” signifies that the liability of each shareholder is confined to the amount unpaid on their shares in the company (except in exceptional circumstances, such as cases involving fraud, the establishment of an agency relationship, or an illegal or improper purpose, or other situations where a court may be willing to pierce or lift the corporate veil).

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have [*] Ordinary Shares outstanding assuming the underwriter does not exercise its over-allotment option. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the Ordinary Shares in the public market could adversely affect prevailing market prices of the Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list the Ordinary Shares on the Nasdaq Capital Market, but we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the representative, it will not, for a period of 180 days after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any notion or contract to sell, grant any option, right or warrant to purchase, lead, or otherwise transfer or dispose of directly or indirectly, any capital shares of the Company or any securities convertible into or exercisable or exchangeable for capital shares of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any capital shares of the Company or any securities convertible into or exercisable or exchangeable for capital shares of the company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital shares of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital shares of the Company or such other securities, in such or otherwise.

Our directors, executive officers and 5% shareholders have agreed, subject to limited exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital shares of the Company, that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days after the date of this prospectus, without the prior written consent of the representative. The exceptions apply to transfers in connection with (a) transactions relating to our Ordinary Shares acquired in open market transactions after the completion of this offering; (b) transfers of our securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned; (c) transfers of our Ordinary Shares to a charity or educational institution; (d) in the event of a corporation, partnership, limited liability company or other business entity, (i) any transfers of capital shares of the Company to another corporation, partnership or other business entity that controls, is controlled by or is under common control therewith or (ii) distributions of Ordinary Shares to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) thereof; (e) in the event of a trust, to a trustee or beneficiary of the trust; (f) the receipt from the Company of Ordinary Shares upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company's shares issued under an equity incentive plan of the Company or an employment arrangement; (g) the transfer of Ordinary Shares pursuant to agreements described in this Prospectus under which the Company has The option to repurchase such securities or a right of first refusal with respect to the transfer of such securities; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares; (i) the transfer of Ordinary Shares that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement and (j) the transfer of Ordinary Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares involving a change of control of the Company after the closing of this offering and approved by the Company's board of directors. See “Underwriting.”

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Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of the Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for the Ordinary Shares may dispose of significant numbers of the Ordinary Shares in the future. We cannot predict what effect, if any, future sales of the Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of the Ordinary Shares from time to time. Sales of substantial amounts of the Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the Ordinary Shares.

Rule 5110(g)(2). The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, subdivisions, combinations, reclassification, merger or consolidation.

Rule 144

All of our Ordinary Shares that will be issued and outstanding upon the completion of this offering, other than those Ordinary Shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then issued and outstanding Ordinary Shares of the same class which immediately after the completion of this offering will equal Ordinary Shares, assuming the underwriter does not exercise its over-allotment option; or

●	the average weekly trading volume of our Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

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TAXATION

The following summary of the material BVI,Cayman Islands,PRC,China and U.S. federal income tax consequences of an investment in the Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the BVI, China and the United States. To the extent that the discussion relates to matters of BVI tax law, it represents the opinion of our BVI counsel.

BVI Islands Taxation

The Cayman Island currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the BVI except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the BVI. The BVI is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company.

Our Company will obtain an undertaking from the Financial Secretary pursuant to Section 6 of the Tax Concessions Act (Revised) of the BVI: (a) that no law which is enacted in the BVI imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (Revised) of the BVI. As of the date of this prospectus, the Company has not yet obtained the undertaking.

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Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the BVI and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to BVI income or corporation tax.

The BVI enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the BVI Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the BVI as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and thise is no taxation in the nature of inhisitance tax or estate duty. Thise are no othis taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. Thise are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of the shares or on an instrument of transfer in respect of a share.

Hong Kong Taxation

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (“IRO”) is an ordinance that regulates taxes on property, earnings and profits in Hong Kong. The IRO provides, among others, that persons, which include corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are liable for tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. As at the Latest Practicable Date, the standard profits tax rate for corporations is 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations.

PRC Laws and Regulations on Taxation

Enterprise Income Tax and Withholding Tax

In March 2007, the National People's Congress of China enacted the EIT Law, which became effective on January 1, 2008 (as amended in December 2018). The EIT Law provides that enterprises organized under the laws of jurisdictions outside Mainland China with their “de facto management bodies” located within Mainland China may be considered as Mainland China resident enterprises and therefore subject to EIT at the rate of 25% on their worldwide income. The Implementing Rules of the EIT Law further defines the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise.

In April 2009, the SAT issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is deemed to be located in Mainland China. Although Circular 82 only applies to offshore enterprises controlled by Mainland China enterprises or Mainland China enterprise groups, not offshore enterprises controlled by Mainland China individuals or foreigners, the criteria set forth in the circular may reflect the SAT's general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a Mainland China tax resident by virtue of having a “de facto management body” in Mainland China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of Mainland China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of Mainland China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders ' meetings of The enterprise is located or preserved within the territory of Mainland China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of Mainland China.

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The Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version), or Bulletin 45, further clarifies certain issues related to the determination of tax resident status. Bulletin 45 also specifies that when provided with a resident Chinese-controlled, offshore-incorporated enterprise's copy of its recognition of residential status, a payer does not need to withhold a 10% income tax when paying certain income sourced from Mainland China, such as dividends, to such Chinese-controlled offshore-incorporated enterprise as provided under the EIT Law and Circular 82.

We believe that our BVI holding company, Shangzhaitong Holding Co.,Ltd, is not a Mainland China resident enterprise for PRC tax purposes. Shangzhaitong Holding Co.,Ltd is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. As such, we do not believe that our company meets all of the conditions above or is a Mainland China resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside Mainland China are not Mainland China resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the competent PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the competent PRC government will ultimately take a view that is consistent with our position and there is a risk that the competent PRC tax authorities may deem our company as a Mainland China resident enterprise, in which case we would be subject to the EIT at the rate of 25% on our worldwide income. If the competent PRC tax authorities determine that our BVI holding company is a Mainland China “resident enterprise” for EIT purposes, a number of unfavorable tax consequences could follow.

One example is a 10% withholding tax would be imposed on dividends we pay to our enterprise shareholders that are not Mainland China resident enterprises and with respect to gains derived by our enterprise shareholders that are not Mainland China resident enterprises from transferring our Ordinary Shares. It is unclear whether, if we are considered a Mainland China resident enterprise, holders of our Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between Mainland China and other countries or areas. See “Risk Factors — Risks Relating to Doing Business in China — Under the PRC Enterprise Income Tax Law, we may be classified as a Mainland China “resident enterprise “for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our shareholders who are not Mainland China residents and have a material adverse effect on our results of operations and the value of your investment.”

According to the Announcement of SAT on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or Circular 7, which was promulgated by the SAT and became effective on February 3, 2015, if a non-resident enterprise transfers the equity interests of a Mainland China resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a Mainland China resident enterprise in the public securities market) without a reasonable commercial purpose, the competent PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer may be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to withholding tax at a rate of up to 10%.

Under the terms of Circular 7, a transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes if:

●	over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from taxable properties in Mainland China;

●	at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within the territories of Mainland China, or in the year before the indirect transfer, over 90% of the offshore holding company's revenue is directly or indirectly derived from the territories of Mainland China;

●	the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or

●	the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the taxable properties in Mainland China.

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On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or SAT Circular 37, which took effect on December 1, 2017. SAT Circular 37 purports to provide further clarifications by setting forth the definitions of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of the withholding amount and the date on which the withholding obligation arises.

Specifically, SAT Circular 37 provides that where the transfer income subject to withholding at source is derived by an enterprise that is not Mainland China resident enterprise in installments, the installments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

There is uncertainty as to the application of SAT Circular 7 and SAT Circular 37. SAT Circular 7 and SAT Circular may 37 be determined by the competent PRC tax authorities to be applicable to transfers of our Ordinary Shares that involve non-resident investors, if any of such transactions were determined by the tax authorities to lack a reasonable commercial purpose.

As a result, we and our non-resident investors in such transactions may become at risk of being taxed under SAT Circular 7 and SAT Circular 37, and we may be required to comply with SAT Circular 7 and SAT Circular 37 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law. This process may be costly and have a material adverse effect on our financial condition and results of operations. See “Risk Factors — Risks Relating to Doing Business in China — We face uncertainty with respect to indirect transfers of equity interests in Mainland China resident enterprises by their holding companies that are not Mainland China companies.”

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Value-added Tax

Pursuant to the Interim Regulations on Value-added Tax of the PRC promulgated by the State Council on December 13, 1993 and were recently amended on November 19, 2017, and the Detailed Rules on the Implementation ofInterim Regulation on Value-added Tax of the PRC promulgated by the Ministry of Finance, or the MOF, on December 25, 1993 and were recently amended on October 28, 2011, collectively the VAT Laws, all entities and individuals in Mainland China engaging in the sales of goods, provision of processing services, repairs and replacement services, sales services, intangible assets, real estate and the importation of goods are required to pay VAT at the rate of 17%, unless otherwise stated.

According to the Circular on Adjusting Value-added Tax Rates, which was promulgated by the MOF and the State Administration of Taxation, or the SAT, on April 4, 2018 and became effective on May 1, 2018, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 17% and 11% tax rates are lowered to 16% and 10%, respectively.

According to the Circular on Policies to Deepen Value-added Tax Reform, which was promulgated by the MOF, the SAT and the General Administration of Customs on March 20, 2019 and became effective on April 1, 2019, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9%, respectively.

As of the date of this prospectus, the VAT rate applicable to our sales of services and products is 6% and 13%, respectively.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the U.S. or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding the Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of an investment in the Ordinary Shares.

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UNDERWRITING

We will enter into an underwriting agreement with [underwriter] (“       ” or the “underwriter”), to act as the sole underwriter and book-runner of this Offering. Subject to the terms and conditions of the underwriting agreement, which is filed as an exhibit to the registration statement, the underwriter has agreed to purchase, and we have agreed to sell to them, the number of our Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Ordinary Shares
[underwriter]

The underwriter is offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the underwriter's obligation to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions, including:

●	the representations and warranties made by us to the underwriter are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriter.

The underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriter's over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable for 45 days from the closing of this Offering, to purchase additional Ordinary Shares representing 15% of Ordinary Shares sold in the Offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriter may exercise this option solely for the purpose of covering over- allotments, if any, made in connection with the Offering contemplated by this prospectus.

The underwriter will offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[ ] per share. If the over-allotment options are exercised in full, the total offering price to the public will be US$[ ] per share and the total net proceeds to us will be US$[ ] million.

Underwriting Commissions and Discounts and Expenses

The underwriter proposes initially to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $ per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the price per Ordinary Share and total initial public offering price, underwriting discounts and commissions we will pay to and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the underwriter's over-allotment option.

	Per Share Option		Total No Exercise of Over-allotment		Full Exercise of Over-allotment Option
Initial public offering price	$	[●]	$	[●]	$	[●]
Underwriting discounts and commissions to be paid by us Non-accountable expense allowance (1.0%)	$	[●]	$	[●]	$	[●]
Proceeds to us, before expenses	$	[●]	$	[●]	$	[●]

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We will also pay to the underwriter by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to [    ] % of the gross proceeds received by us from the sale of the shares, including any shares issued pursuant to the exercise of the Underwriter's over-allotment option.

We have agreed to reimburse the underwriter for its out-of-pocket accountable expenses (including legal fees), up to a maximum amount of US$[   ]. As of the date of this prospectus, we have paid US$[    ] to the representative as an advance against out-of-pocket accountable expenses. Any advance will be returned to us to the extent the representative's out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Right of First Refusal

If, for the period beginning on the closing date of the Offering and ending twenty-four (24) months after the commencement of sales of the Offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness in a securities-related transaction, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such securities-related financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

All of our directors, executive officers, employees and holders of 5% or more of our outstanding Ordinary Shares have agreed that, for a period of one hundred eighty (180) days after the closing date of the Offering, subject to certain limited exceptions, we and they will not directly or indirectly, wiompany; provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further that none of such shares shall be saleable in the public market until the expiration of the 180-day period described above; or (b) file or cause to be filed any registration statement with the Commission relating to the Offering of any shares of capital thout the prior written consent of the underwriter, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Cstock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The prior sentence will not apply to (i) the shares to be sold pursuant to the underwriting agreement, (ii) any Ordinary Shares issued upon the exercise of an option or other security outstanding on the date of the Offering, (iii) such issuances of options or grants of restricted stock or other equity-based awards under the Company's equity plan and the issuance of shares issuable upon exercise of any such equity-based awards, (iv) the filing of registration statements, (v) the issuance of securities to affiliates and subsidiaries of the Company, and, (vi) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions.

The underwriter, in its sole discretion, may release the Ordinary Shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Ordinary Shares and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder's reasons for requesting the release, the number of Ordinary Shares and other securities for which the release is being requested and market conditions at the time.

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Underwriter's Warrant

We have agreed to issue to, or its designees, warrants to purchase up to a total of 5.0% of the aggregate number of Ordinary Shares sold in this Offering (excluding over-allotment securities). Such warrants and underlying Ordinary Shares are included in this prospectus. The warrants are exercisable at $[ ] per share (125% of the public offering price) at any time and from time to time, in whole or in part, during the period commencing on the date which is six (6) months from the commencement of the sales of the Offering under this prospectus supplement and expiring four years and six months from such date in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriter (or its permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales. The warrants may be exercised as to all, or a lesser number of Ordinary Shares, and will contain provisions for a one-time demand registration right under certain conditions for a period of five (5) years from the date of the commencement of sales of the public offering and unlimited “piggyback” registration rights, for a period of no greater than seven (7) years from the date of commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of Ordinary Shares at a price below the warrant exercise price.

Listing

We plan to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “CQFT” . We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this Offering unless we are so listed.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter or selling group members, if any, or by their affiliates, and the underwriter may distribute the prospectus electronically. The underwriter may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter, and should not be relied upon by investors.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

Market and Pricing Considerations

The exercise price for the warrants issued to our underwriter in connection with, and conditioned on the closing of, this Prior to this Offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the Underwriter. Among the factors considered in determining the initial public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company. In addition, the underwriter has taken into account our historical trading volume and pricing, subject to the above limitations. The initial public offering price of our Ordinary Shares in this Offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company. An active trading market for our Ordinary Shares may not develop. It is possible that after this Offering the Ordinary Shares will not trade in the public market at or above the initial offering price.

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The offering was negotiated between our Company and. The exercise price (equal to $[ ], 125% of the offering price of the Ordinary Shares in this Offering), along with the length of time the underwriter must wait before exercise (at least 180 days after the commencement of sales in this Offering) and the term of the warrants (no more than five (5) years following commencement of sales under this Offering) are influenced by the valuation attributed by FINRA in its calculation of the acceptability of aggregate underwriting consideration.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriter that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this Offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our Ordinary Shares than they purchase from us in this Offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering a transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the underwriter in order to reduce a short position incurred by the r underwriter.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

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Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Securities Issuance Standstill

We have agreed, for a period of one hundred eighty (180) days after the commencement of sales of this Offering, that we will not, without the prior written consent of the underwriter, offer, sell, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or share equivalents except for the issuance of Ordinary Shares or options to employees, consultants, officers or directors of our Company pursuant to any stock or option plan duly adopted for such purpose, approved by the Company's stockholders and issued for bona fide services permissible under Form S-8. Except for offerings with, for ninety (90) days after the closing date of the Offering, the Company shall not effect or enter into an agreement to effect any issuances of Ordinary Shares in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction within this period result in the sale of equity at an offering price to the public less than that of the Offering referred herein.

Tail Financing

The underwriter will be entitled to compensation from the Company with respect to any public or private offering or other financing or capital raising transaction of any kind by the Company to the extent that such financing or capital is provided to the Company by investors whom the underwriter had contacted or introduced to the Company during the engagement period, if such tail financing is consummated at any time within the twelve (12) month period following the closing date or the expiration or termination of the letter of engagement between the Company and the underwriter dated April 29, 2024.

Warrants to be Issued to FA

We agreed to issue to FA, our financial advisor, warrants to purchase up to 1% of the total number of our Ordinary Shares outstanding immediately after this offering. The warrants, which are issuable six months after the effective date of this offering, will be exercisable at a price per share equal to 80% of the offering price under this prospectus, have a term of five years and will have a cashless exercise provision. We agreed to grant piggy back registration rights to with respect to the Ordinary Shares issuable upon the exercise of the warrants.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions and the underwriter's non-accountable expenses, which are expected to be incurred in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the Nasdaq Capital Market listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee, all amounts are estimates.

SEC registration fee
Nasdaq listing fee
FINRA filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous
Total	$

These expenses will be borne by us.

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LEGAL MATTERS

We are being represented by [     ] with respect to certain legal matters as to United States federal securities law. The underwriter is being represented by [      ] with respect to certain legal matters as to United States federal securities law. The validity of the Ordinary Shares offered in this offering will be passed upon for us by [      ]. Certain legal matters as to Chinese law will be passed upon for us by Our counsel Lawyers. [     ] may rely upon with respect to matters governed by BVI law and Our counsel Lawyers with respect to matters governed by Chinese law.

EXPERTS

The financial statements of our company as of September 30, 2024 and 2025, and for each of the two years in the period ended September 30, 2025, included in this prospectus have been audited by [      ] an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will become subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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Exhibits

Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following document is filed as part of this registration statement:

EXHIBIT INDEX

No.	Description
1.1	Calculation of Filing Fee Tables

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, this unto duly authorized, in the city of Shenzhen, on [12th of March], 2026.

Shangzhi Tong Holding Co.,Ltd

By:	/s/ Qiugui, Yang
Name:	Qiugui, Yang
Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Power Of Attorney

For him or his in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Qiugui, Yang	Chief Executive Officer and Chairman of Board and Director	[12th of March], 2026
Qiugui, Yang	(Principal Executive Officer)

/s/ Shanxi, Huang	Chief Financial Officer	[12th of March ], 2026
Shanxi, Huang	(Principal Financial Officer and Principal Accounting Officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on March 12, 2026.

Authorized U.S. Representative

Chungui International BioTech Group Co., Ltd.

/s/ Qiugui, Yang
Name: Qiugui, Yang
Title: Dierctor of Chungui International BioTech Group Co., Ltd.

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